Exhibit 10.1
EXECUTION COPY
THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
Dated as of March 26, 2010
among
TENNECO AUTOMOTIVE RSA COMPANY,
as Seller,
TENNECO AUTOMOTIVE OPERATING COMPANY INC.,
as Servicer,
FALCON ASSET SECURITIZATION COMPANY LLC AND
LIBERTY STREET FUNDING LLC,
as Conduits,
THE COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,
JPMORGAN CHASE BANK, N.A., THE BANK OF NOVA SCOTIA
AND WELLS FARGO BANK, N.A.,
as Co-Agents
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

i

EXHIBITS AND SCHEDULES

Exhibit I	Definitions

Exhibit II	Form of Purchase Notice

Exhibit III	Places of Business of the Seller Parties; Locations of Records; Federal Employer Identification Number(s)

Exhibit IV	Names of Collection Banks; Collection Accounts

Exhibit V	Form of Compliance Certificate

Exhibit VI	[Intentionally Omitted]

Exhibit VII	[Intentionally Omitted]

Exhibit VIII	Credit and Collection Policy

Exhibit IX	Form of Daily Report

Exhibit X	Form of Monthly Report

Exhibit XI	Form of Performance Undertaking

Exhibit XII	Form of Intercreditor Agreement

Schedule A	Commitments

Schedule B	Conditions Precedent Documents

THIRD AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
          THIS THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of March 26, 2010 is among:
     (a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”),
     (b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as initial Servicer (the Servicer, and together with Seller, the “Seller Parties”),
     (c) Falcon Asset Securitization Company LLC, a Delaware limited liability company (“Falcon” or a “Conduit”), and Liberty Street Funding LLC, a Delaware limited liability company (“Liberty Street” or a “Conduit”),
     (d) JPMorgan Chase Bank, N.A., a national banking association (“JPMorgan Chase”), and its assigns hereunder (collectively, the “Falcon Committed Purchasers” and, together with Falcon, the “Falcon Group”), The Bank of Nova Scotia, a Canadian chartered bank acting through its New York Agency (“Scotiabank”), and its assigns hereunder (collectively, the “Liberty Street Committed Purchasers” and, together with Liberty Street, the “Liberty Street Group”) and Wells Fargo Bank, N.A., a national banking association (“Wells Fargo”), and its assigns hereunder (collectively, the “Wells Fargo Committed Purchasers” or the “Wells Fargo Group”),
     (e) JPMorgan Chase, in its capacity as agent for the Falcon Group (the “Falcon Agent” or a “Co-Agent”), Scotiabank, in its capacity as agent for the Liberty Street Group (the “Liberty Street Agent” or a “Co-Agent”) and Wells Fargo, in its capacity as agent for the Wells Fargo Group (the “Wells Fargo Agent” or a “Co-Agent”), and
     (f) JPMorgan Chase, in its capacity as administrative agent for the Falcon Group, the Liberty Street Group, the Wells Fargo Group and each Co-Agent (in such capacity, together with its successors and assigns hereunder, the “Administrative Agent” and, together with the Co-Agents, the “Agents”), and amends and restates in its entirety that certain Second Amended and Restated Receivables Purchase Agreement, dated as of May 4, 2005, among the parties hereto other than Wells Fargo, as heretofore amended from time to time (the “Existing Agreement”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
     Seller desires to add Wells Fargo as a Purchaser under the facility evidenced by the Existing Agreement, and thereafter, to continue to transfer and assign Purchaser Interests for the benefit of the Purchasers from time to time.

     Each of the Conduits may, in its absolute and sole discretion, direct its applicable Co-Agent to purchase Purchaser Interests from Seller from time to time for the benefit of such Conduit.
     In the event that a Conduit declines to make any purchase through its Conduit Agent, the Committed Purchasers in its Group shall, at the request of Seller, direct the applicable Conduit Agent to purchase Purchaser Interests on their behalf from time to time.
     The Wells Fargo Committed Purchasers shall at the request of the Seller direct the Wells Fargo Agent to purchase Purchaser Interests on their behalf from time to time.
     JPMorgan Chase has been requested and is willing to act as Falcon Agent on behalf of the Falcon Group in accordance with the terms hereof.
     Scotiabank has been requested and is willing to act as Liberty Street Agent on behalf of the Liberty Street Group in accordance with the terms hereof.
     Wells Fargo has been requested and is willing to act as Wells Fargo Agent on behalf of the Wells Fargo Group in accordance with the terms hereof.
     JPMorgan Chase has also been requested and is willing to act as Administrative Agent on behalf of the Groups in accordance with the terms hereof.
     The parties desire to amend and restate in its entirety the Existing Agreement on the terms and subject to the conditions hereinafter set forth.
ARTICLE I.
PURCHASE ARRANGEMENTS
     Section 1.1 Purchase Facility.
          (a) Upon the terms and subject to the conditions hereof, Seller may from time to time prior to the Facility Termination Date request that the Groups purchase their respective Percentages of Purchaser Interests offered for sale from time to time by delivering a Purchase Notice to the Co-Agents in accordance with Section 1.2. Upon receipt of a copy of each Purchase Notice from Seller, each of the Conduit Agents shall determine whether its Conduit will purchase, its Group’s Percentage of the Purchaser Interest specified in such Purchase Notice, and
               (i) in the event that Falcon elects not to make its Percentage of such Purchase, the Falcon Agent shall promptly notify the Seller and, unless the Seller cancels the Purchase Notice, each of the Falcon Committed Purchasers severally agrees to make its Pro Rata Share of the Falcon Group’s Percentage of such Purchase on the terms and subject to the conditions hereof, provided that at no time may the aggregate Capital of the Falcon Group at any one time outstanding exceed the lesser of (A) the aggregate amount of the Falcon Committed Purchasers’ Commitments divided by 102%, and (B) the Falcon Group’s Percentage of the Purchase Limit;
               (ii) in the event that Liberty Street elects not to make its Percentage of such Purchase, the Liberty Street Agent shall promptly notify the Seller and, unless the Seller cancels its Purchase Notice, each of the Liberty Street Committed Purchasers severally agrees to make its Pro Rata Share of the Liberty Street Group’s Percentage of such Purchase, on the terms and subject to the conditions hereof, provided that at no time may the aggregate Capital of the Liberty Street Group at any one time outstanding exceed the lesser of (A) the aggregate amount of the Liberty Street Committed Purchasers’ Commitments divided by 102%, and (B) the Liberty Street Group’s Percentage of the Purchase Limit; and
               (iii) each of the Wells Fargo Committed Purchasers severally agrees to make its Pro Rata Share of the Wells Fargo Group’s Percentage of such Purchase, on the terms and subject to the conditions hereof, provided that at no time may the aggregate Capital of the Wells Fargo Group at any one time outstanding exceed the Wells Fargo Group’s Percentage of the Purchase Limit.
          (b) Seller may, upon at least thirty (30) Business Days’ notice to the Agents, terminate in whole or reduce in part, ratably between the Groups (and within each Group, ratably amongst the Committed Purchasers therein), the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or a larger integral multiple of $500,000.
     Section 1.2 Increases. Not later than 10:00 a.m. (Chicago time) on the Business Day prior to each Incremental Purchase, Seller shall provide the Co-Agents with notice in the form set forth as Exhibit II hereto of each Incremental Purchase (a “Purchase Notice”). Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price and each Group’s Percentage thereof (which shall not be less than $1,000,000 in the aggregate), the proposed date of purchase (which shall be a Business Day) and, in the case of an Incremental Purchase to be funded by a Group’s Committed Purchasers, the requested Discount Rate and Tranche Period; provided, however, that in no event shall the aggregate number of Incremental Purchases pursuant to this Section 1.2 exceed two (2) in any calendar week. Following receipt of a Purchase Notice, each of the Conduit Agents will determine whether its Conduit agrees to make its Group’s Percentage of such Purchase. If a Conduit declines to make its Percentage of the proposed Purchase (such Conduit being a “Declining Conduit”), the applicable Conduit Agent shall promptly advise the Seller and the Servicer of such fact, and the Seller may thereupon cancel the Purchase Notice as to all Groups or, in the absence of such a cancellation, the Incremental Purchase of that Group’s Percentage of the applicable Purchaser Interest will be made by the Committed Purchasers in such Group. In addition, Seller may replace the Declining Conduit and its Group by first offering the Declining Conduit’s Group’s rights under, interest in, title to and obligations under this Agreement to the Wells Fargo Group or the other Conduit’s Group and if the Wells Fargo Group or the other Conduit’s Group accepts such offer, the Declining Conduit’s Group shall assign all of its rights under, interest in, title to and obligations under this Agreement to the Wells Fargo Group or the other Conduit’s Group, as applicable. If the Wells Fargo Group or such other Conduit’s Group declines such an offer, Seller shall have until the 30th day after the Wells Fargo Group or the other Conduit’s Group has declined such offer to find another special purpose asset-backed commercial paper conduit having a short-term debt rating of A-1 or better by Standard & Poor’s and P-1 by Moody’s Investors Service, Inc. (and committed purchasers) to accept an assignment of the Declining Conduit’s Group rights under, interest in, title to and obligations under this Agreement and if Seller finds such a conduit (and committed purchasers), the Declining Conduit’s Group shall assign all of its rights under, interest in, title to and obligations under this Agreement to such other conduit and committed purchasers. If such replacement cannot be found within such period, at Seller’s request, the Declining Conduit Group’s Capital shall amortize in accordance with Section 2.2 as if such Group was a Terminating Committed Purchaser’s Group hereunder until such Capital shall be paid in full.
          On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article VI, each Conduit or Committed Purchaser, as applicable, shall deposit to an account specified by its Co-Agent, for transfer to an account designated by Seller (or by Servicer on Seller’s behalf), in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of a Conduit, its Group’s Percentage of the aggregate Purchase Price of the Purchaser Interests described in such Purchase Notice or (ii) in the case of a Committed Purchaser, such Committed Purchaser’s Pro Rata Share of its Group’s Percentage of the aggregate Purchase Price of such Purchaser Interests. Upon such transfer by a Co-Agent to Seller’s designated account, Seller hereby, without the necessity of further action by any Person, assigns, transfers, sets over and otherwise conveys to the Administrative Agent, for the benefit of the Purchasers providing such funds, the applicable Purchaser Interest.
          Notwithstanding the foregoing, the Wells Fargo Agent shall pay, on March 26, 2010, $3,389,469.24 (the “JPM Equalization Payment”) to the Falcon Agent at its account referenced in Section 1.4 hereof and $2,663,154.40 (the “BNS Equalization Payment” and together with the JPM Equalization Payment, the “Equalization Payments”) to the Liberty Street Agent at its account referenced in Section 1.4 hereof, so that (after giving effect to the Equalization Payments and any funding by each Group of any Incremental Purchase to be made on March 26, 2010, each Group’s Percentage of the Aggregate Capital, after giving effect to any funding of such Incremental Purchase and the addition of the Wells Fargo Group provided for herein, equals the amount which would be such Group’s Percentage of the Aggregate Capital if all Groups (including the Wells Fargo Group) funded their respective Group’s Percentage of all Incremental Purchases on or prior to March 26, 2010 (after giving effect to all payments in respect of the Aggregate Capital on or prior to March 26, 2010).
     Section 1.3 Decreases. Unless Broken Funding Costs are paid for such reduction, not later than 12:00 noon (Chicago time) on the Business Day prior to a proposed reduction in Aggregate Capital outstanding, Seller shall provide the Co-Agents with written notice of any reduction requested by the Seller of the Aggregate Capital outstanding (a “Reduction Notice”). Such Reduction Notice shall designate (i) the date (the “Proposed Reduction Date”) upon which any such reduction of Aggregate Capital shall occur (which date shall be not earlier than one (1) Business Day after the Reduction Notice is given unless Broken Funding Costs are paid for such reduction), and (ii) the amount of Aggregate Capital to be reduced (the “Aggregate Reduction”), which shall be applied ratably to the Purchaser Interests of each Group in accordance with the amount of Capital owing to each and within each Group, ratably in accordance with the amount of Capital, if any, owing to each member of such Group.
     Section 1.4 Payment Requirements. All amounts to be paid or deposited by a Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds. If such amounts are payable to the Falcon Agent, the Administrative Agent or a member of the Falcon Group, they shall be paid for its account to the Falcon Agent, at 10 South Dearborn Street, Chicago, Illinois 60603 until otherwise notified by the Falcon Agent or the Administrative Agent (the “Falcon Group Account”). If such amounts are payable to the Liberty Street Agent, the Administrative Agent or to a member of the Liberty Street Group, they shall be paid to Liberty Street Funding LLC’s account no. 2158-13 at The Bank of Nova Scotia — New York Agency, in New York, New York, ABA No. 026-002532, until otherwise notified by the Liberty Street Agent or the Administrative Agent (the “Liberty Street Group Account”). If such amounts are payable to the Wells Fargo Agent, the Administrative Agent or to a member of the Wells Fargo Group, they shall be paid to account no. 2070482789126, account name: Leverage Finance NC, Wachovia Bank, National Association, Charlotte, NC, ABA No. 053 000 219, Attn: RSG – 7TE, Reference: Tenneco, until otherwise notified by the Wells Fargo Agent or the Administrative Agent (the “Wells Fargo Group Account”). Upon notice to Seller, the Administrative Agent may debit any account of Seller maintained at JPMorgan Chase for all amounts due and payable hereunder. Except for computations of Yield based on the Prime Rate, all computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed. All computations of Yield or Default Fee based on the Prime Rate shall be computed for actual days elapsed on the basis of a year consisting of 365 (or, when appropriate, 366) days. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
ARTICLE II.
PAYMENTS AND COLLECTIONS
     Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to each of the Co-Agents when due, for the account of the relevant Purchaser or Purchasers in its Group, on a full recourse basis: (i) such fees as are set forth in the applicable Fee Letter (which fees shall be sufficient to pay all fees owing to the Committed Purchasers in such Co-Agent’s Group), (ii) all CP Costs owing to any Conduit Agent’s Conduit (which shall be due and payable in arrears on Monthly Payment Dates for the Accrual Period then most recently ended), (iii) all amounts payable as Yield to the Committed Purchasers in such Co-Agent’s Group (which, in the case of the Falcon Group and Liberty Street Group, shall be due and payable on the last day of the applicable Tranche Period and in the case of the Wells Fargo Group, shall be due and payable on each Monthly Payment Date), (iv) such Co-Agent’s Group’s Percentage of all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) such Co-Agent’s Group’s Percentage of all amounts payable to reduce the aggregate Capital of the Purchaser Interests, if required, pursuant to Section 2.6, (vi) such Co-Agent’s Group’s share of all amounts payable pursuant to Article X, if any, (vii) such Co-Agent’s Group’s share of all Broken Funding Costs and (viii) such Co-Agent’s Group’s Percentage of all Default Fees (all of the foregoing in clauses (i)-(viii), collectively, the “Recourse Obligations”). If Seller fails to pay any of the Recourse Obligations when due: (a) a Settlement Date shall occur, and (b) Seller agrees to pay, on demand, the Default Fee on the unpaid portion of such Recourse Obligation until paid in full. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, subject to the terms of the Intercreditor Agreement, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and of the Second Lien Receivables Purchase Agreement and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers, the Agents, the Second Lien Agent and the “Purchasers” under (and as defined in) the Second Lien Receivables Purchase Agreement..
     Section 2.2 Collections Prior to Amortization. Prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids hereunder and “Aggregate SLOT Unpaids” under (and as defined in) the Second Lien Receivables Purchase Agreement, for a Reinvestment as provided in this Section 2.2 and under the Second Lien Receivables Purchase Agreement or to reduce the Aggregate Capital outstanding in accordance with Section 1.3 hereunder and under the Second Lien Receivables Purchase Agreement. If at any time any Collections are received by the Servicer prior to the Amortization Date: (i) the Servicer shall set aside (x) the Termination Percentage (hereinafter defined) of Collections allocable to each Terminating Committed Purchaser’s Group (which amount shall be payable on the next Settlement Date to reduce the Capital then held by each Terminating Committed Purchaser) and (y) the amount of Collections, if any, required to be set aside pursuant to the terms of the Second Lien Receivables Purchase Agreement and (ii) Seller hereby requests, and the Purchasers (other than any Terminating Committed Purchasers) in each Group are hereby deemed to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with each Group’s Percentage of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than the Termination Percentage of any Collections allocable to each Terminating Committed Purchaser’s Group and Collections set aside to reduce the Aggregate Capital outstanding in accordance with Section 1.3), such that after giving effect to such Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the applicable Co-Agent’s account specified in Section 1.4 such Co-Agent’s Group’s Percentage of the amounts set aside during the period since the prior Settlement Date that have not been subject to a Reinvestment or used for an Aggregate Reduction pursuant to Section 1.3 and apply such amounts (if not previously paid in accordance with Section 2.1) in the following order of priority (or, on any Settlement Date on or prior to the Second Lien Termination Date, in the order of priority set forth in Section 4.1 of the Intercreditor Agreement): first, to reduce unpaid CP Costs, Yield and other Recourse Obligations, if any, that are then due and owing to the members of such Group, and second, to reduce the Capital of all Purchaser Interests of Terminating Committed Purchasers in such Group, applied ratably to each such Terminating Committed Purchaser according to its respective Termination Percentage. If any Group’s Capital, CP Costs, Yield and other Recourse Obligations shall be reduced to zero, such Group’s Percentage of any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent’s account no later than 11:00 a.m. (Chicago time) to the extent required to fund such Group’s Percentage of any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Committed Purchaser shall be allocated a ratable portion of Collections from the date of any assignment by Conduit pursuant to Section 13.6 (the “Termination Date”) until such Terminating Committed Purchaser’s Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Committed Purchaser as a percentage equal to (i) Capital of such Terminating Committed Purchaser outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the “Termination Percentage”). Each Terminating Committed Purchaser’s Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Committed Purchaser’s Capital thereafter shall be reduced ratably with all Committed Purchasers in accordance with Section 2.3.
     Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter, the Servicer shall set aside and hold in trust, for the applicable Purchasers in each Group, the applicable Group’s Percentage of all Collections received on each such day and, to the extent of available funds of the Seller, an additional amount for the payment of any accrued and unpaid Recourse Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, if the Second Lien Termination Date shall have occurred, the Servicer shall, upon the request from time to time by (or pursuant to standing instructions from) the Administrative Agent or pursuant to Section 1.3 apply such set aside amounts to reduce such Group’s Capital associated with each such Purchaser Interest and any other Aggregate Unpaids owing to each Group, pro rata in accordance with its Percentage.
     Section 2.4 Application of Collections. Prior to the Second Lien Termination Date, Collections set aside in accordance with Section 2.3 shall be applied on each Settlement Date as set forth in Section 4.1 of the Intercreditor Agreement. On and after the Second Lien Termination Date, if there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds in the following order of priority:
     first, to the Servicer, in payment of the Servicer’s reasonable out of pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, (i) to the Administrative Agent in reimbursement of its reasonable costs of collection and enforcement of this Agreement on behalf of the Purchasers and (ii) to the Agents, in reimbursement of reasonable fees and expenses of a common legal counsel, or if such common legal counsel determines that it cannot continue representation due to a business or ethical conflict, separate legal counsel, representing Agents in connection with such collection and enforcement, third, to each of the Co-Agents, ratably in accordance with its Group’s respective Percentage, in payment of all accrued and unpaid fees under the Fee Letter, CP Costs and Yield when and as due (to be shared ratably amongst the Purchasers in each Group in accordance with their respective shares thereof), fourth, to each of the Co-Agents, ratably in accordance with its Group’s respective Percentage, in reduction (if applicable) of its Group’s Capital (to be shared ratably amongst the Purchasers in each Group in accordance with their respective shares thereof), fifth, to each of the Co-Agents, ratably in accordance with its Group’s respective Percentage, in ratable payment of all other unpaid Recourse Obligations owing to such Group, sixth, in payment of the Servicer’s costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is then acting as Servicer, and seventh, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.
     Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to each applicable Co-Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof, plus the Default Fee from the date of any such rescission, return or refunding.
     Section 2.6 Maximum Purchaser Interests. Seller shall ensure that the Purchaser Interests of the Purchasers do not exceed in the aggregate 100%. If the aggregate of the Purchaser Interests of the Purchasers exceeds 100%, Seller shall determine the amount that must be applied to the reduction of Capital of the Purchaser Interests to eliminate such excess (the “Mandatory Reduction Amount”), and Seller shall pay, from funds available to Seller under Sections 2.2 and 2.3, to each of the Co-Agents, not later than the next Business Day, its Group’s respective Percentage of the Mandatory Reduction Amount for distribution to the Purchasers in such Group ratably in accordance with their respective amounts of Capital outstanding.
     Section 2.7 Clean Up Call. Servicer shall have the right (after providing Agents with not less than two (2) Business Days’ prior written notice), at any time following the reduction of the Aggregate Capital to a level that is less than 10.0% of the original Purchase Limit, to purchase from the Purchasers to the extent of available Collections for this purpose, all, but not less than all, of the then outstanding Purchaser Interests. The aggregate purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or any Agent.

ARTICLE III.
CONDUIT FUNDING
     Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital funded by any Conduit for each day that any Capital in respect of such Purchaser Interest is outstanding. Capital funded by a Conduit substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share such Capital represents in relation to all assets held by such Conduit and funded substantially with related Pooled Commercial Paper.
     Section 3.2 CP Costs Payments. On each Monthly Payment Date, Seller shall pay to each Conduit Agent (for the benefit of its Conduit) an aggregate amount equal to all accrued and unpaid CP Costs in respect of all Capital of such Conduit for the immediately preceding Accrual Period in accordance with Article II.
     Section 3.3 Calculation of CP Costs. Not later than the 5th Business Day of each month hereafter, each Conduit shall calculate the aggregate amount of CP Costs of such Conduit owing to it for the applicable Accrual Period and shall notify Seller of such aggregate amount.
ARTICLE IV.
COMMITTED PURCHASER FUNDING
     Section 4.1 Committed Purchaser Funding. Capital funded by the Committed Purchasers in a Group shall accrue Yield for each day during each Tranche Period at either the LIBO Rate, the Transaction Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the applicable Co-Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any interest in a Purchaser Interest transferred to the Committed Purchasers in a Group by the applicable Conduit pursuant to the terms and conditions of any Liquidity Agreement shall be the Prime Rate. If the Committed Purchasers in a Group acquire by assignment from the applicable Conduit any interest in a Purchaser Interest pursuant to a Liquidity Agreement, Capital allocable to each interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.
     Section 4.2 Yield Payments.
          (a) On the last day of each Tranche Period for each portion of Capital funded by the Committed Purchasers in the Falcon Group or Liberty Street Group, Seller shall pay to the applicable Co-Agent (for the benefit of the Committed Purchasers in its Group) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such portion of Capital in accordance with Article II.
          (b) On each Monthly Payment Date, Seller shall pay to the Wells Fargo Agent (for the benefit of the Wells Fargo Committed Purchasers) an aggregate amount equal to the accrued and unpaid Yield for the most recently ended Tranche Period in respect of the portion of Capital held by the Wells Fargo Group during such Tranche Period.
     Section 4.3 Selection and Continuation of Tranche Periods.
          (a) With consultation from (and approval by) the applicable Co-Agent, Seller shall from time to time request Tranche Periods for Capital funded by the Committed Purchasers in the Falcon Group and the Liberty Street Group.
          (b) Seller or the applicable Co-Agent of the Falcon Group or the Liberty Street Group, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the “Terminating Tranche”) for any portion of Capital, may, effective on the last day of the Terminating Tranche: (i) divide any such portion of Capital into multiple portions, (ii) combine any such portion of Capital with one or more other portions that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such portion of Capital with a new interest in the Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided that in no event may any portion of Capital of a Conduit be combined with any portion of Capital of its Committed Purchasers.
     Section 4.4 Committed Purchaser Discount Rates. Seller may select the LIBO Rate, the Transaction Rate or the Prime Rate for each portion of Capital of the Committed Purchasers in each Group. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate or the Transaction Rate is being requested as a new Discount Rate, give the applicable Co-Agent irrevocable notice of the new Discount Rate for the portion of Capital of its Group associated with such Terminating Tranche. Until Seller gives notice to the applicable Co-Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Committed Purchasers pursuant to the terms and conditions of any Liquidity Agreement shall be the Prime Rate.
     Section 4.5 Suspension of the LIBO Rate.
          (a) If prior to the first day of any Tranche Period:
               (i) the applicable Co-Agent shall have determined (which determination shall be conclusive and binding on Seller) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Tranche Period, or
               (ii) the applicable Co-Agent shall have received notice from Committed Purchasers holding Commitments in excess of 50% of the aggregate of all Commitments in such Co-Agent’s Group that the LIBO Rate determined for such Tranche Period will not adequately and fairly reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, such Co-gent shall give fax or telephonic notice thereto to Seller and the relevant Committed Purchasers as soon as practicable thereafter. If such notice is given (A) any Capital funded by the Committed Purchasers in such Group requested to accrue Yield at a LIBO Rate as of the first day of such Tranche Period shall instead accrue Yield at the Prime Rate, (B) any Capital funded by the Committed Purchasers in such Group that is already accruing Yield at a LIBO Rate shall, after the last day of such Tranche Period, accrue Yield at the Prime Rate, and (C) until such notice is withdrawn, Seller shall not request that Yield accrue at a LIBO Rate on any further Purchaser Interests of such Group.
          (b) If less than all of the Committed Purchasers in a Group give a notice to the applicable Co-Agent pursuant to Section 4.5(a)(ii), each Committed Purchaser in such Group which gave such a notice shall be obliged, at the request of Seller, Conduit or such Co-Agent, to assign all of its rights and obligations hereunder to (i) another Committed Purchaser or (ii) another funding entity nominated by Seller or the applicable Co-Agent that is acceptable to such Conduit and willing to participate in this Agreement through the Liquidity Termination Date in the place of such notifying Committed Purchaser; provided that (i) the notifying Committed Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such notifying Committed Purchaser’s Pro Rata Share of the Capital and Yield owing to all of the Committed Purchasers in such Group and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Committed Purchasers in such Group, and (ii) the replacement Committed Purchaser otherwise satisfies the requirements of Section 12.1(b).
     Section 4.6 Liquidity Agreement Fundings. The parties hereto acknowledge that each Conduit may assign all or any portion of its Purchaser Interests to the Committed Purchasers in its Group at any time pursuant to its Liquidity Agreement to finance or refinance the necessary portion of its Purchaser Interests through a funding under such Liquidity Agreement to the extent available. The fundings under each Liquidity Agreement will accrue Yield in accordance with this Article IV. Regardless of whether a funding of Purchaser Interests by Committed Purchasers constitutes the direct purchase of an interest in Purchaser Interests hereunder, an assignment under the applicable Liquidity Agreement of an interest in Purchaser Interests originally funded by a Conduit or the sale of one or more participations or other interests under such Liquidity Agreement of an interest in a Purchaser Interest originally funded by a Conduit, each Committed Purchaser participating in a funding of an interest in Purchaser Interests shall have the rights and obligations of a “Purchaser” hereunder with the same force and effect as if it had directly purchased such interest from Seller hereunder.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Section 5.1 Representations and Warranties of the Seller Parties. Each Seller Party hereby represents and warrants to the Agents and the Purchasers, as to itself, as of the date hereof and as of the date of each Incremental Purchase and the date of each Reinvestment that:
          (a) Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of Delaware and no other state or jurisdiction, and such jurisdiction must maintain a public record showing the organization to have been organized. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
          (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller’s use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.
          (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.
          (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.
          (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party’s knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect.
          (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agents or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller

Party or any of its Affiliates to the Agents or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.
          (h) Use of Proceeds. No proceeds of any purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Exchange Act.
          (i) Good Title. Immediately prior to each purchase hereunder, Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except for Adverse Claims created by the Transaction Documents and the Second Lien Adverse Claims. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s ownership interest in each Receivable, its Collections and the Related Security.
          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Administrative Agent for the benefit of the relevant Purchaser or Purchasers (and the Administrative Agent for the benefit of such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership or security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except for Adverse Claims created by the Transaction Documents and the Second Lien Adverse Claims. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Purchasers) ownership or security interest in the Receivables, the Related Security and the Collections. Such Seller Party’s jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest’s obtaining priority over the rights of a lien creditor which respect to collateral.
          (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller’s Federal Employer Identification Number is correctly set forth on Exhibit III.
          (l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Administrative Agent as contemplated by this Agreement and the Intercreditor Agreement, dominion and control of any Lock-Box or

Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event.
          (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 31, 2009, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.
          (n) Names. The name in which Seller has executed this Agreement is identical to the name of Seller as indicated on the public record of its state of organization which shows Seller to have been organized. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and the names set forth on Exhibit VI hereto.
          (o) Ownership of Seller. Tenneco Operating owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.
          (p) Not an Investment Company. Such Seller Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.
          (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
          (r) Compliance with Credit and Collection Policy. Such Seller Party has complied with the Credit and Collection Policy with regard to each Receivable and in all material respects with the related Contract, and has not made any change to such Credit and Collection Policy, except such change as to which the Administrative Agent has been notified in accordance with Section 7.1(a)(vii).
          (s) Payments to the Applicable Originator. With respect to each Receivable transferred to Seller under a Receivables Sale Agreement by the applicable Originator, Seller has given reasonably equivalent value to such Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by any Originator of any

Receivable under its Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.
          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the applicable Receivables Sale Agreement was an Eligible Receivable on such purchase date.
          (v) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Aggregate Capital, plus (ii) the Aggregate Reserves.
          (w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the applicable Receivables Sale Agreement does not jeopardize the true sale analysis.
          (x) Solvency. After giving effect to (i) the purchase by the Seller of Receivables under the Receivables Sale Agreements, (ii) the sale of Purchaser Interests hereunder to occur on such date and to the application of the proceeds therefrom and (iii) the sale of “Purchaser Interests” under (and as defined in) the Second Lien Receivables Purchase Agreement to occur on such date and application of the proceeds therefrom, the Seller is and will be Solvent.
     Section 5.2 Committed Purchaser Representations and Warranties. Each Committed Purchaser hereby represents and warrants to its applicable Co-Agent, its Conduit, if any, the Administrative Agent and the Seller Parties that:
          (a) Existence and Power. Such Committed Purchaser is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.
          (b) No Conflict. The execution and delivery by such Committed Purchaser of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Committed Purchaser.

          (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Committed Purchaser of this Agreement and the performance of its obligations hereunder.
          (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Committed Purchaser enforceable against such Committed Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
ARTICLE VI.
CONDITIONS OF PURCHASES
     Section 6.1 Conditions Precedent to Amendment and Restatement. The effectiveness of the amendment and restatement evidenced hereby is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) each of the Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.
     Section 6.2 Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Purchaser Interest and each Reinvestment shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Administrative Agent on or prior to the date of such purchase or Reinvestment, in form and substance satisfactory to the Agents, all Settlement Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) each of the Agents shall have received such other approvals, opinions or documents as it may reasonably request, provided, however, that no Co-Agent shall request additional approvals, opinions or documents pursuant to this Section unless mandated by Standard & Poor’s or Moody’s Investors Service, Inc. or unless there has been a change in applicable law; and (d) on the date of each such Incremental Purchase or Reinvestment, the following statements shall be true (and acceptance of the proceeds of such Incremental Purchase or Reinvestment shall be deemed a representation and warranty by Seller that such statements are then true):
               (i) the representations and warranties set forth in Section 5.1 excluding, in the case of any Reinvestment, Section 5.1(e) (except as it relates to a Material Adverse Effect of the of the type described in clause (iii) of the definition of such term ) or Section 5.1(m), are true and correct on and as of the date of such Incremental Purchase or Reinvestment as though made on and as of such date;
               (ii) no event has occurred and is continuing, or would result from such Incremental Purchase or Reinvestment, that will constitute (A) in the case of an Incremental Purchase, an Amortization Event or a Potential Amortization Event and (B) in the case of a Reinvestment, an Amortization Event;

               (iii) (x) the Aggregate Capital does not exceed the Purchase Limit and (y) the “Aggregate SLOT Capital” under (and as defined in) the Second Lien Receivables Purchase Agreement does not exceed the “SLOT Purchase Limit” under (and as defined in) the Second Lien Receivables Purchase; and
               (iv) (x) the aggregate Purchaser Interests do not exceed 100% and (y) the aggregate “SLOT Interests” under (and as defined in) the Second Lien Receivables Purchase do not exceed 100%.
It is expressly understood that each Reinvestment shall, unless otherwise directed by the applicable Co-Agent or Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Co-Agents, which right may be exercised at any time on demand of the Co-Agents, acting together, to rescind the related purchase and direct Seller to pay to each Co-Agent for the benefit of the Purchasers in its Group an amount equal to such Group’s Percentage of the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.
ARTICLE VII.
COVENANTS
     Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:
          (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Co-Agents:
               (i) Annual Reporting. (A) As soon as available, but in any event within 90 days after the end of each fiscal year of Performance Guarantor, a copy of the audited consolidated balance sheet of Performance Guarantor and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows (or such other similar or additional statement then requested by the SEC for annual reports filed pursuant to the Exchange Act) for the such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, or other material qualification of exception, by independent public accountants of nationally recognized standing, and (B) as soon as available, but in any event within 105 days after the end of each fiscal year of Seller, a copy of the unaudited balance sheet of Seller as at the end of such year and the related unaudited statements of income and of cash flows for the such year, setting forth, in each case, in comparative form the figures for the previous year, if applicable, certified by an Authorized Officer of Seller.

               (ii) Quarterly Reporting. (A) As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Performance Guarantor, the unaudited consolidated balance sheet of Performance Guarantor and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows (or such other or similar or additional statement then required by the SEC for quarterly reports filed pursuant to the Exchange Act) for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by Performance Guarantor’s chief executive officer, president or chief financial officer, and (B) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Seller, analogous unconsolidated unaudited statements for Seller, certified by an Authorized Officer of Seller.
               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by an Authorized Officer of Performance Guarantor or Seller, as applicable, and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.
               (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of such Seller Party copies of all financial statements, reports and proxy statements so furnished.
               (v) S.E.C. Filings. Within 60 days after the end of each of the first three (3) fiscal quarters of Performance Guarantor, a narrative discussion and analysis of the financial condition and results of operations of Performance Guarantor and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year (or such other or similar additional statement then required by the SEC for quarterly reports filed pursuant to the Exchange Act); and within five days after the same are filed, copies of all financial statements and reports that Performance Guarantor may make to, or file with, the SEC.
               (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than one of the Agents or Purchasers, copies of the same.
               (vii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agents’ consent thereto.
               (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party as any Agent may from time to time reasonably request in order to protect the interests of the Agents and the Purchasers under or as contemplated by this Agreement.
          (b) Notices. Such Seller Party will notify the Agents in writing of any of the following promptly upon learning of the occurrence thereof (or at such other specified time), describing the same and, if applicable, the steps being taken with respect thereto:
               (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, accompanied by a statement of an Authorized Officer of such Seller Party.
               (ii) Judgment and Proceedings. (A) (1) The entry against the Performance Guarantor or any of its Subsidiaries (other than Seller) of one or more judgments or decrees involving in the aggregate for the Performance Guarantor and such Subsidiaries a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $75,000,000 or more, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Performance Guarantor or any of its Subsidiaries (other than Seller) which, if adversely determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.
               (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.
               (iv) Purchase Termination Date. The occurrence of the “Purchase Termination Date” under and as defined in any Receivables Sale Agreement.
               (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Seller Party is a debtor or an obligor.
               (vi) Downgrade of Tenneco Automotive. Any downgrade in the rating of any Indebtedness of Tenneco Automotive by Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, or by Moody’s Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.
               (vii) Appointment of Independent Director. The decision to appoint a new director of the Seller as the “Independent Director” for purposes of this Agreement, such notice to be issued not less than ten (10) days prior to the effective date of such appointment and to contain a certification by an Authorized Officer of the Seller that the designated Person satisfies the criteria set forth in the definition of “Independent Director” contained herein.
               (viii) Second Lien Receivables Purchase Agreement.
                    (A) The occurrence of each “Amortization Event” and each “Potential Amortization Event” under (and as defined in) the Second Lien Receivables Purchase Agreement, accompanied by a statement of an Authorized Officer of such Seller Party.

                    (B) Written notice of any assignment entered into by any “Purchaser” under (and as defined in) the Second Lien Receivables Purchase Agreement consented to by the Seller, together with a copy of the documentation evidencing such assignment.
                    (C) Written notice and a copy of any request to increase or reduce the “Purchase Limit” or any “Commitment” under (and as defined in) the Second Lien Receivables Purchase Agreement, concurrently with delivery of such request to the Second Lien Agent.
          (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted.
          (d) Audits. Such Seller Party will furnish to the Agents from time to time such information with respect to it and the Receivables as any Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agents, acting together, upon reasonable notice and at the sole cost of such Seller Party, permit a single firm acting for the Co-Agents and the Second Lien Agent: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Receivables and the Related Security or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters (the procedures described in the foregoing clauses (i) and (ii) are referred to herein as an “Audit”); provided, however, that Audits shall be limited to not more than two per calendar year in the aggregate pursuant to this Agreement and the Second Lien Receivables Purchase Agreement, collectively, so long as (i) no Amortization Event has occurred and is continuing and (ii) the immediately preceding Audit was satisfactory to the Agents in all material respects.
          (e) Keeping and Marking of Records and Books.
               (i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Agents notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) Such Seller Party will: (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Administrative Agent, describing the Purchaser Interests and (B) upon the request of the Administrative Agent following the occurrence and during the continuance of any Amortization Event: (x) mark each Contract constituting an instrument or chattel paper with a legend describing the Purchaser Interests and (y) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.
          (f) Compliance with Contracts and Credit and Collection Policy. Such Seller Party will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.
          (g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require the applicable Originator to, perform each of their respective obligations and undertakings under and pursuant to the applicable Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under such Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agents and the Purchasers as assignees of Seller) under the Receivables Sale Agreements as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreements.
          (h) Ownership. Seller will, and will require the Originators to, take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreements irrevocably in Seller, free and clear of any Adverse Claims other than Adverse Claims in favor of the Agents and the Purchasers and the Second Lien Adverse Claims (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as any Agent may reasonably request), and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Purchasers, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than the Second Lien Adverse Claims or Adverse Claims in favor of the Administrative Agent for the benefit of the Purchasers (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Purchasers) interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Purchasers as the Administrative Agent may reasonably request).

               (i) Purchasers’ Reliance. Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon Seller’s identity as a legal entity that is separate from each of the Tenneco Automotive Entities. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that any Agent or Purchaser may from time to time reasonably request, to maintain Seller’s identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of each of the Tenneco Automotive Entities and not just a division of any of the Tenneco Automotive Entities. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein:
                    (A) Seller will at all times have a board of directors consisting of at least two members, at least one member of which is an Independent Director, and shall compensate the Independent Director from its own funds;
                    (B) Seller will maintain its own telephone number, stationery, and other business forms separate from those of any other Person (including each Tenneco Automotive Entity) and will conduct business in its own name except that, as a general matter, Obligors will not be informed in the first instance that Tenneco Operating is acting on behalf of Seller as servicer;
                    (C) Seller will conduct its business at an office separate from the offices of the Originators (which however, may be within the premises of and leased (at a fair market rent) from a Tenneco Automotive Entity in which case such office will be clearly identified (by signage or otherwise));
                    (D) Seller will require that any consolidated financial statements of the Tenneco Automotive Entities that include Seller will contain a footnote to the effect that the Originators have sold the Receivable Assets to Seller, which is a separate legal entity and which has then entered into this Agreement. Separate unaudited balance sheets and statements of income and cash flows (with no footnote disclosures) will also be prepared for Seller. In addition to the aforementioned footnote to any consolidated financial statement, Seller will take (or require the Originators to take) certain actions to disclose publicly Seller’s separate existence and the transactions, including, without limitation, through the filing of UCC financing statements. Seller will not conceal or permit the Originators to conceal from any interested party any transfers contemplated by the Transaction Documents, although Obligors will not be affirmatively informed in the first instance of the transfer of their obligations;
                    (E) Seller will ensure that any allocations of direct, indirect or overhead expenses for items shared between Seller and any Tenneco Automotive Entity that are not included as part of the Servicing Fee will be made among such entities to the extent practical on the basis of actual use or value of services rendered and otherwise on a basis reasonably related to actual use or the value of services rendered;
                    (F) Except as provided in paragraph (E) above regarding the allocation of certain shared overhead items, Seller will pay its own operating expenses and liabilities from its own funds;

                    (G) Seller will ensure that each of the Tenneco Automotive Entities, on the one hand, and Seller, on the other hand, maintain its assets and liabilities in such a manner that it is not costly or difficult to segregate, ascertain or otherwise identify Seller’s individual assets and liabilities from those of the other or from those of any other person or entity. Except as set forth below, Seller will maintain its own books of account and corporate records separate from the Tenneco Automotive Entities. Seller will not commingle or pool its funds (or other assets) or liabilities with those of any except as specifically provided in this Agreement with respect to the temporary commingling of collections of the Receivable Assets and except with respect to Servicer’s retention of Records pertaining to the Receivable Assets. Seller will not maintain joint bank accounts or other depository accounts to which any Tenneco Automotive Entity (other than solely in their capacity as Servicer or, as applicable, a permitted designee of Servicer) has independent access;
                    (H) Seller will strictly observe, and will require each of the Tenneco Automotive Entities to strictly observe, corporate formalities, including with respect to its dealings with each other, and will do all things reasonably necessary to ensure that no transfer of assets between any Originator, on the one hand, and Seller, on the other hand, is made without adherence to corporate formalities;
                    (I) All distributions made by Seller to Tenneco Operating as its sole shareholder shall be made in accordance with applicable law;
                    (J) Seller will not enter into any transaction with any of the Tenneco Automotive Entities, even if permitted (although not expressly provided for in) the Transaction Documents, unless such transaction is fair and equitable to Seller, on the one hand, and such Tenneco Automotive Entity on the other hand, and is of the type of transaction that would be entered into by a prudent Person in the position of Seller vis à vis such Tenneco Automotive Entity and that is on terms that are at least favorable as may be obtained from a Person who is not Tenneco Automotive Entity;
                    (K) Seller will (1) comply in all material respects with its certificate of incorporation and by-laws, (2) operate its business and activities such that: (A) it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions authorized by this Agreement and the Receivables Sale Agreement; and (B) it does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement, (iii) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to the related Originator thereunder for the purchase of Receivables under the Receivables Sale Agreement, (iv) the incurrence of obligations under the Second Lien Receivables Purchase Agreement in an aggregate principal amount not to exceed $40,000,000 at any time outstanding, and (v) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement; and

                    (L) Seller will maintain its corporate charter in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its certificate or articles of incorporation or by-laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement; and (2) for so long as this Agreement is in effect, its certificate or articles of incorporation, (x) contains a definition of “Independent Director” identical to the definition of such term contained herein, (y) provides for not less than ten (10) days’ prior written notice to the secured creditors of the Seller (which notice requirement, for purposes of all the Transaction Documents, shall be satisfied if such prior written notice is delivered to the Agents) of the replacement or appointment of any director that is to serve or is then serving as an Independent Director for purposes of this Agreement, which notice shall contain a certification by an Authorized Officer of the Seller that the designated Person satisfies the criteria set forth in the definition of “Independent Director” contained herein and (z) requires as a condition precedent to giving effect to such replacement or appointment that the Seller shall have received written acknowledgement from such creditors that in their reasonable judgment the designated Person satisfies the criteria set forth in the definition of “Independent Director” contained herein (which acknowledgement shall not be unreasonably withheld and shall be promptly provided after receipt of notice by the Agents from the Seller and, for purposes of all the Transaction Documents, shall be satisfied if such acknowledgement is received by the Seller from the Agents).
          (j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agents, the Purchasers, the Second Lien Agent and the “Purchasers” under (and as defined in) the Second Lien Receivables Purchase Agreement. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except, subject to the Intercreditor Agreement, the Second Lien Agent as contemplated by the Second Lien Receivables Purchase Agreement or to the Administrative Agent as contemplated by this Agreement.
          (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and, in each case, for which adequate reserves in accordance with GAAP shall have been set aside on its books. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Agent or any Purchaser.

          (l) Payment to the Applicable Originator. With respect to any Receivable purchased by Seller from an Originator, such sale shall be effected under, and in strict compliance with the terms of, the applicable Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to such Originator in respect of the purchase price for such Receivable.
     Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:
          (a) Name Change, Offices and Records. Such Seller Party will not (i) change its name, identity or corporate structure (within the meaning of Article 9 of any applicable enactment of the UCC) or at any time while the location of its chief executive office is relevant to perfection of any interest in the Receivables, relocate its chief executive office or (ii) change any office where Records are kept, unless it shall have: (A) given the Administrative Agent at least forty-five (45) days’ prior written notice thereof and (B) delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.
          (b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.
          (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, without the Required Agents’ consent, make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.
          (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agents and the Purchasers provided for herein and the Second Lien Adverse Claims), and Seller will defend the right, title and interest of the Agents and the

Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or any Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.
          (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Aggregate Capital plus (ii) the Aggregate Reserves.
          (f) Termination Date Determination. Seller will not designate the “Termination Date” (as such term is defined in any Receivables Sale Agreement), or send any written notice to the Originators in respect thereof, without the prior written consent of the Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of any Receivables Sale Agreement.
          (g) Restricted Junior Payments. From and after the occurrence of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to maintain the Required Capital Amount.
          (h) Amendments to Second Lien Transaction Documents. Seller will not amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of the Second Lien Transaction Documents except for amendments, modifications and other changes expressly permitted by the Intercreditor Agreement.
          (i) Changes in Commitments under Second Lien Receivables Purchase Agreement. Notwithstanding anything in the Second Lien Transaction Documents to the contrary, the Seller will not, without the prior written consent of the Required Agents, agree to any change, in whole or in part, of the “SLOT Purchase Limit” or any “Commitment” under (and as defined in) the Second Lien Receivables Purchase Agreement.
          (j) Payment of Second Lien Obligations. Notwithstanding anything in the Second Lien Transaction Documents to the contrary, the Seller will not, without the prior written consent of the Required Agents, (i) make any repayment of “SLOT Capital” in respect of the “SLOT Interests” under (and as defined in) the Second Lien Receivables Purchase Agreement except as otherwise permitted under the Intercreditor Agreement or (ii) from the Facility Termination Date until the Discharge of First Lien Obligations, make, directly or indirectly, any payment in respect of the “Second Lien Obligations” (as defined in the Intercreditor Agreement) except as otherwise permitted under the Intercreditor Agreement.
ARTICLE VIII.
ADMINISTRATION AND COLLECTION
     Section 8.1 Designation of Servicer. The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. Tenneco Operating is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Required Agents, acting together, may at any time when an Amortization Event has occurred and is continuing designate as Servicer any Person to succeed Tenneco Operating or any successor Servicer.
     Section 8.2 Duties of Servicer.
          (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.
          (b) The Servicer will instruct Seller or Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.
          (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Administrative Agent (acting at the direction of at least two (2) Co-Agents) after the occurrence and during the continuance of an Amortization Event, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Purchasers as soon as possible, but no later than two (2) Business Days following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
          (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein at any time that an Amortization Event has occurred and is continuing, the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
          (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.
          (f) Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.
     Section 8.3 Collection Notices. The Administrative Agent (acting at the direction of at least two (2) Co-Agents) is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Administrative Agent for the benefit of the Purchasers, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Administrative Agent, and agrees that the Administrative Agent (acting at the direction of at least two (2) Co-Agents) shall be entitled after the occurrence and during the continuance of an Amortization Event to (i) endorse Seller’s and the applicable Originator’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Seller. If an Originator identifies, to the satisfaction of the Administrative Agent, any remittances received in any Lock-Box or Collection Account as not constituting Collections or other proceeds of the Receivables and Related Security, the Administrative Agent shall promptly remit (or instruct the applicable Collection Bank to remit) such remittances to such Originator.
     Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agents and the Purchasers of their rights hereunder shall not release the Servicer, any Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.
     Section 8.5 Portfolio Reports. The Servicer shall prepare and forward to the Agents (i) on or before each Monthly Reporting Date, a Monthly Report for the month then most recently ended, (ii) during each (A) Level Two Ratings Period and (B) Level Three Ratings Period, unless at any time during any such Level Three Ratings Period, any Agent shall have requested that Daily Reports be delivered pursuant to the immediately succeeding clause (iii) of this paragraph, on Monday of each week with respect to and as of the end of the immediately preceding calendar week, a Weekly Report, (iii) during each Level Three Ratings Period with respect to which any Agent shall have requested that Daily Reports be delivered pursuant to this clause (iii) of this paragraph, on each Daily Reporting Date with respect to and as of the preceding Business Day, a Daily Report and (iv) at such times as any Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. For purposes of this Section 8.5, if at any time, Tenneco Automotive’s long-term senior unsecured debt ratings fall within different categories and as a result thereof more than one Ratings Period then applies, the Ratings Period corresponding to the lower long-term senior unsecured debt rating shall control.
     Section 8.6 Servicing Fees. In consideration of Tenneco Operating’s agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as Tenneco Operating shall continue to perform as Servicer hereunder, Seller shall pay over to Tenneco Operating a fee (the “Servicing Fee”) on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1.00% per annum of the aggregate Outstanding Balance of the Receivables on the last day of such preceding month as compensation for its servicing activities.
ARTICLE IX.
AMORTIZATION EVENTS
     Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:
          (a) Any Seller Party shall fail (i) to make any payment or deposit required hereunder when due, and, except in the case of a payment of Capital, such failure shall continue for five (5) consecutive days after the date when due, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for ten (10) consecutive Business Days after notice from Buyer or any of its assigns.
          (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold.
          (c) The Performance Guarantor, any Seller Party or any of their respective Subsidiaries shall (i) default in making any payment of principal of any Indebtedness (including any Contingent Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition related to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Contingent Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (c) shall not at any time constitute an Amortization Event unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) or (iii) of this paragraph (c) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which exceeds in the aggregate $50,000,000 for the Performance Guarantor and its Subsidiaries, taken as a whole.
          (d) (i) The Performance Guarantor, any Seller Party or any of their respective Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee or other similar official for it or any substantial part of its assets, or the Performance Guarantor, any Seller Party or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Performance Guarantor, any Seller Party or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Performance Guarantor, any Seller Party or any of their respective Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Performance Guarantor, any Seller Party or any of their respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Performance Guarantor, any Seller Party or any of their respective Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.
          (e) (x) Seller shall fail to comply with the terms of Section 2.6 hereof or (y) the aggregate “SLOT Interests” under (and as defined in) the Second Lien Receivables Purchase Agreement shall exceed 100% and such excess shall not have been eliminated as of the close of business on the immediately succeeding Business Day.
          (f) As at the end of any month:
               (i) the average of the Delinquency Ratio for each of the three (3) months then most recently ended shall exceed 3.00%,
               (ii) the average of the Loss-to-Liquidation Ratio for each of the three (3) months then most recently ended shall exceed 2.00%, or

               (iii) the average of the Dilution Ratio for each of the three (3) months then most recently ended shall exceed 4.00% for any three-month period.
          (g) A Change of Control shall occur.
          (h) (i) Seller or any Originator shall fail to observe any provision of such Originator’s Receivables Sale Agreement, or (ii) Seller or any Originator shall give up its rights under such Receivables Sale Agreement with regard to any failure of the type described in clause (i) hereof.
          (i) (x) The Consolidated Net Leverage Ratio (as defined in the Tenneco Credit Agreement) as at the last day of any period of four consecutive fiscal quarters of Tenneco Automotive ending with any fiscal quarter during any period set forth below shall exceed the ratio set forth below opposite use period:

Period	Consolidated Net Leverage Ratio
First Quarter 2010	5.50 to 1.00
Second Quarter 2010	5.00 to 1.00
Third Quarter 2010	4.75 to 1.00
Fourth Quarter 2010	4.50 to 1.00
First Quarter 2011	4.00 to 1.00
Second Quarter 2011	3.75 to 1.00
Third and Fourth Quarters 2011	3.50 to 1.00
Fiscal Year 2012 and thereafter	3.50 to 1.00
          or
          (y) The Consolidated Interest Coverage Ratio (as defined in the Tenneco Credit Agreement) for any period of four consecutive fiscal quarters of Tenneco Automotive ending with any fiscal quarter during any period set forth below to be less than the ratio set forth below opposite such period:

Period	Consolidated Interest Coverage Ratio
First Quarter 2010	2.00 to 1.00
Second Quarter 2010	2.25 to 1.00
Third Quarter 2010	2.30 to 1.00
Fourth Quarter 2010	2.35 to 1.00
First Quarter 2011	2.55 to 1.00
Second Quarter 2011	2.55 to 1.00
Third and Fourth Quarters 2011	2.55 to 1.00
Fiscal Year 2012 and thereafter	2.75 to 1.00
          (j) [Reserved].
          (k) One or more judgments or decrees shall be entered against any Seller Party or any of its Subsidiaries involving in the aggregate for the Seller Parties and their Subsidiaries a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

          (l) The “Purchase Termination Date” under and as defined in any Receivables Sale Agreement shall occur or any Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under its Receivables Sale Agreement.
          (m) An “Amortization Event” shall have occurred under (and as defined in) the Second Lien Receivables Purchase Agreement.
          (n) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or the Administrative Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.
          (o) Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking, or the Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.
          (p) Any Seller Party shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Intercreditor Agreement, or the Intercreditor Agreement shall cease to be effective or to be the legally valid, binding and enforceable obligation of the parties thereto, or the Seller shall directly or indirectly contest in any manner the effectiveness, validity, binding nature or enforceability of the Intercreditor Agreement.
          (q) Any Person shall be appointed as an Independent Director of the Seller without prior notice thereof having been given to the Agents in accordance with Section 7.1(b)(vii) of this Agreement or without the written acknowledgement by the Agents that in their reasonable judgment such Person satisfies the criteria set forth in the definition of “Independent Director” contained herein.
     Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, and upon the direction of at least two (2) Co-Agents shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), or of an actual or deemed entry of an order for relief with respect to any Seller Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, if requested by any Co-Agent, declare that the Default Fee shall accrue with respect to any of the Aggregate Unpaids outstanding at such time that are owing to the Purchasers in such Co-Agent’s Group in lieu of any CP Costs or Yield that would otherwise be accruing on such Aggregate Unpaids, (iv) if it has not already done so, deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers’ interest in the

Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent, on behalf of the Co-Agents and the Purchasers, otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE X.
INDEMNIFICATION
     Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that any Agent or Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) each of the Agents and Purchasers and their respective assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of such Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer’s activities as Servicer hereunder, excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):
          (a) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
          (b) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
          (c) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the characterization for income tax purposes of the acquisition by the Purchasers of Purchaser Interests as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security, the Collection Accounts and the Collections;
provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Purchasers to any Seller Party for amounts otherwise specifically provided to be paid by such Seller Party under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, Seller shall indemnify the Agents and the Purchasers for Indemnified Amounts relating to or resulting from:

               (i) any representation or warranty made by any Seller Party, any Originator (or any officers of any such Person) or the Performance Guarantor under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any respect when made or deemed made;
               (ii) the failure by Seller, the Servicer, any Originator or the Performance Guarantor to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;
               (iii) any failure of Seller, the Servicer, any Originator or the Performance Guarantor to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
               (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
               (vi) the commingling of Collections of Receivables at any time with other funds;
               (vii) the Transaction Documents, the transactions contemplated thereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
               (ix) any Amortization Event described in Section 9.1(d);
               (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from the applicable Originator, free and clear of any Adverse Claim (other Adverse Claims created under the Transaction Documents and the Second Lien Adverse Claims); or any failure of Seller to give reasonably equivalent value to such Originator under the applicable Receivables Sale Agreement in consideration of the transfer by such Originator of any

Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
               (xi) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Purchasers, or to transfer to the Administrative Agent for the benefit of the Purchasers, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except for Adverse Claims created by the Transaction Documents and Second Lien Adverse Claims);
               (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Incremental Purchase or Reinvestment or at any subsequent time;
               (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agents or the Purchasers with respect to any Receivable or the value of any such Receivable;
               (xiv) any attempt by any Person to void any Incremental Purchase or Reinvestment hereunder under statutory provisions or common law or equitable action; and
               (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.
     Section 10.2 Increased Cost and Reduced Return(a) . (a) If any Regulatory Change, except for changes in the rate of tax on the overall net income of a Purchaser or Affected Entity or taxes excluded by Section 10.1, (i) subjects any Purchaser or any Affected Entity to any charge or withholding on or with respect to this Agreement or any other Funding Agreement or a Purchaser’s or Affected Entity’s obligations under this Agreement or any other Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Affected Entity of any amounts payable under this Agreement or any other Funding Agreement or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of an Affected Entity or a Purchaser, or credit extended by an Affected Entity or a Purchaser pursuant to this Agreement or any other Funding Agreement (except the reserve requirement reflected in the LIBO Rate) or (iii) imposes any other condition affecting this Agreement or any Funding Agreement and the result of any of the foregoing is to increase the cost to an Affected Entity or a Purchaser of performing its obligations under this Agreement or any other Funding Agreement, or to reduce the rate of return on an Affected Entity’s or Purchaser’s capital as a consequence of its obligations under this Agreement or any other Funding Agreement, or to reduce the amount of any sum received or receivable by an Affected Entity or a Purchaser under this Agreement or any other Funding Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it then, on the forty-fifth (45th) day after demand by the related Co-Agent, Seller shall pay (without duplication of any amounts payable as described in Section 10.4 below) to such Co-Agent, for the benefit of the relevant Affected Entity or Purchaser, such amounts charged to such Affected Entity or Purchaser or such amounts to otherwise compensate such Affected Entity or such Purchaser for such increased cost or such reduction; provided, that solely in the case of a Regulatory Change of the type described in clause (iii) of the definition thereof, Seller shall only be liable for amounts in respect of increased costs or reduced returns for the period of up to ninety (90) days prior to the date on which such demand was made. To the extent that any Funding Agreement described in this Section covers facilities in addition to the facility evidenced by this Agreement, each Conduit shall allocate the liability for any applicable increased costs or reductions among Seller and other Persons with whom such Conduit has entered into agreements to purchase interests in or finance receivables and other financial assets (“Other Customers”). If any increased costs or reductions payable pursuant to this paragraph (a) are attributable to Seller and not attributable to any Other Customer, Seller shall be solely liable for such increased costs or reductions. However, if any such increased costs or reductions are attributable to Other Customers and not attributable to Seller, such Other Customer shall be solely liable for such increased costs or reductions. All allocations to be made pursuant to the foregoing provisions of this Section shall be made by such Conduit in its sole discretion and shall be binding on Seller and the Servicer. The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Affected Entity or Purchaser with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency.
          (b) A certificate of the applicable Purchaser or Affected Entity setting forth in reasonable detail the amount or amounts payable to such Purchaser or Affected Entity pursuant to paragraph (a) of this Section 10.2 and explaining the manner in which such amount was determined shall be delivered to the Seller and shall be conclusive absent manifest error. The Seller shall pay such Purchaser or Affected Entity the amount as due on any such certificate on the next Settlement Date following receipt of such notice.
          (c) If any Purchaser or any Affected Entity (A) has or anticipates having any claim for compensation from the Seller pursuant to clause (iii) of the definition of Regulatory Change appearing in paragraph (a) of this Section 10.2, and (B) such Purchaser or Affected Entity believes that having the facility evidenced by this Agreement publicly rated by two credit rating agencies (or, if the applicable Purchaser or Affected Entity determines that the rating of a single credit rating agency is sufficient to achieve the same effect, by one credit rating agency) would reduce the amount of such compensation by an amount deemed by such Purchaser or Affected Entity to be material, then such Purchaser or Affected Entity shall provide written notice to the Seller and the Servicer that such Purchaser or Affected Entity intends to request such public rating(s) of this facility from two credit rating agencies (or one credit rating agency, as applicable) selected by such Purchaser or Affected Entity and reasonably acceptable to the Seller, which rating(s) shall be at least “A” from S&P and “A2” from Moody’s, or the equivalent thereof from any other such credit rating agency (the “Required Rating(s)”). The Seller and the Servicer agree that they shall cooperate with such Purchaser’s or Affected Entity’s efforts to obtain the Required Rating(s), and shall use commercially reasonable efforts to provide the applicable credit rating agencies (or credit rating agency, as applicable), either directly or through distribution to the Administrative Agent, Purchaser or Affected Entity, any information (subject to the agreement of each applicable credit rating agency to maintain the confidentiality of any information so provided which relates to any Obligor) requested by such credit rating agencies (or credit rating agency, as applicable) for purposes of providing and monitoring the Required Rating(s). The Seller shall pay the initial fees payable to the credit rating agencies (or credit rating agency, as applicable) for providing the rating(s) and all ongoing fees payable to the credit rating agencies (or credit rating agency, as applicable) for their continued monitoring of the rating(s). Nothing in this Section 10.2(c) shall preclude any Purchaser or Affected Entity from demanding compensation from the Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating(s) shall have been obtained, or shall require any Purchaser or Affected Entity to obtain any ratings on the facility evidenced by this Agreement prior to demanding any such compensation from the Seller; provided, however, in demanding such compensation the applicable Purchaser or Affected Entity shall take into account and give effect to any reduction in amounts payable under Section 10.2(a) due to the Required Rating(s) having been obtained.
     Section 10.3 Other Costs and Expenses. Subject to any limitation on the Liberty Street Group’s reimburseable costs separately agreed to by the Liberty Street Agent and the Seller Parties, Seller shall pay to each of the Agents on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, amendment, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of the applicable Conduit’s auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of a legal counsel for the Agents (which such counsel may be employees of a Purchaser or an Agent) with respect thereto and with respect to advising such Agent as to its Group’s respective rights and remedies under this Agreement. Seller shall pay to the Administrative Agent on demand any and all reasonable costs and expenses of the Administrative Agent and the Purchasers, if any, including reasonable counsel fees and expenses of a common legal counsel, or if such common legal counsel determines that it cannot continue representation due to a business or ethical conflict, separate legal counsel for the Agents, in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.
     Section 10.4 Accounting Based Consolidation Event. Upon demand by the related Conduit Agent, Seller shall pay to such Conduit Agent, for the benefit of the relevant Affected Entity, such amounts (without duplication of any amounts payable as described in Section 10.2 above) as such Affected Entity reasonably determines will compensate or reimburse such Affected Entity for any (i) fee, expense or increased cost charged to, incurred or otherwise suffered by such Affected Entity, (ii) reduction in the rate of return on such Affected Entity’s capital or reduction in the amount of any sum received or receivable by such Affected Entity or (iii) internal capital charge or other imputed cost, in each case, as determined by such Affected Entity to be allocable to Seller or the transactions contemplated in this Agreement, in each case resulting from or in connection with the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of any Conduit that are subject to this Agreement or any other Transaction Document with all or any portion of the assets and liabilities of an Affected Entity; provided, however, that in no event may any Affected Entity (or the applicable Conduit Agent on its behalf) with respect to any Conduit claim or receive reimbursement or compensation for amounts under this Section 10.4 (x) that would result in the total compensation payable to it and all other Affected Entities with respect to such Conduit (inclusive of Yield and fees) exceeding the total compensation that would have been payable to all such Affected Entities immediately prior to such consolidation if purchases of Purchaser Interests had been made by the related Committed Purchaser pursuant to Article IV of this Agreement or (y) which were charged to, incurred or otherwise suffered by such Affected Entity on or before February 19, 2010. Amounts under this Section 10.4 may be demanded at any time without regard to the timing of issuance of any financial statement by the Conduit or by any Affected Entity. A certificate of the Affected Entity setting forth in reasonable detail the amount or amounts payable to such Affected Entity pursuant to this Section 10.4 and explaining the manner in which such amount was determined shall be delivered to the Seller and shall be conclusive absent manifest error. The Seller shall pay such Affected Entity the amount as due on any such certificate on the next Settlement Date following receipt of such notice.
ARTICLE XI.
THE AGENTS
     Section 11.1 Appointment.
          (a) Each member of the Liberty Street Group hereby irrevocably designates and appoints Scotiabank as Liberty Street Agent hereunder and under the other Transaction Documents to which the Liberty Agent is a party, and authorizes the Liberty Street Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Liberty Street Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Falcon Group hereby irrevocably designates and appoints JPMorgan Chase as Falcon Agent hereunder and under the other Transaction Documents to which the Falcon Agent is a party , and authorizes the Falcon Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Falcon Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Wells Fargo Group hereby irrevocably designates and appoints Wells Fargo as Wells Fargo Agent hereunder and under the other Transaction Documents to which the Wells Fargo Agent is a party, and authorizes the Wells Fargo Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Wells Fargo Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each of the

Purchasers and the Co-Agents hereby irrevocably designates and appoints JPMorgan Chase as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.
          (b) The provisions of this Article XI are solely for the benefit of the Agents and the Purchasers, and neither the Seller nor the Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any of the Agents or Purchasers may have to either the Seller or the Servicer under the other provisions of this Agreement. This Article XI is intended solely to govern the relationship between the Agents, on the one hand, and the Purchasers, on the other
          (c) In performing its functions and duties hereunder, (i) the Liberty Street Agent shall act solely as the agent of the members of the Liberty Street Group and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or the Servicer or any of their respective successors and assigns, (ii) the Falcon Agent shall act solely as the agent of the members of the Falcon Group and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for either the Seller or the Servicer or any of their respective successors and assigns, (iii) the Wells Fargo Agent shall act solely as the agent of the members of the Wells Fargo Group and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for either the Seller or the Servicer or any of their respective successors and assigns, and (iv) the Administrative Agent shall act solely as the agent of the Co-Agents and the Purchasers and does not assume and shall not be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or the Servicer or any of their respective successors and assigns.
     Section 11.2 Delegation of Duties. Each Agent may execute any of its duties under the applicable Transaction Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     Section 11.3 Exculpatory Provisions. None of the Agents nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 11.2 under or in connection with this Agreement (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers or other Agents for any recitals, statements, representations or warranties made by the Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either the Seller or the Servicer to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article VI, except receipt of items required to be delivered to such Agent. None of the Agents shall be under any obligation to any other Agent or any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Seller or the Servicer.
     Section 11.4 Reliance by Agents. As between the Agents and the Purchasers:
          (a) Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller or the Servicer), independent accountants and other experts selected by such Agent. Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of such of the members of its Group, as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by the Committed Purchasers in its Group against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.
          (b) Any action taken by any of the Agents in accordance with Section 11.4(a) shall be binding upon all of the Agents and the Purchasers.
     Section 11.5 Notice of Seller Defaults. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Potential Amortization Event unless such Agent has received notice from another Agent, a Purchaser, the Seller or the Servicer referring to this Agreement, stating that a Amortization Event or Potential Amortization Event has occurred hereunder and describing such Amortization Event or Potential Amortization Event. In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the Purchasers and the other Agents. The Administrative Agent may exercise any rights and remedies provided to the Administrative Agent under the Transaction Documents or at law or equity (and at the written request of the Co-Agents acting together, shall exercise any such rights and remedies and take such action as the Co-Agents shall direct) with respect to such Amortization Event or Potential Amortization Event, provided that the Administrative Agent is indemnified to its satisfaction by the Co-Agents and the Committed Purchasers against any and all liability, cost and expense which may be incurred by it by reason of such exercise of rights and remedies and/or taking any such action.
     Section 11.6 Non-Reliance on Other Agents and Purchasers. Each of the Purchasers expressly acknowledges that none of the Agents, nor any of the Agents’ respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including, without limitation, any review of the affairs of the Seller, the Servicer or the Originators, shall be deemed to constitute any representation or warranty by such Agent. Each of the Purchasers also represents and warrants to the Agents and the other Purchasers that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer and the Originators and made its own decision to enter into this Agreement. Each of the Purchasers also represents that it will, independently and without reliance upon the Agents or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Seller, the Servicer and the Originators. The Agents, the Purchasers and their respective Affiliates, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Seller, the Servicer and the Originators which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Agents shall promptly distribute to the other Agents and the Purchasers, copies of financial and other information expressly provided to it by either of the Seller or the Servicer pursuant to this Agreement.
     Section 11.7 Indemnification of Agents. Each of the Committed Purchasers hereby agrees to indemnify (a) its applicable Co-Agent, (b) the Administrative Agent, and (c) the officers, directors, employees, representatives and agents of each of the foregoing (to the extent not reimbursed by the Seller or the Servicer and without limiting the obligation of the Seller or the Servicer to do so), ratably in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Co-Agent, the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Co-Agent or the Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against such Co-Agent, the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of such Co-Agent, the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).
     Section 11.8 Agents in their Individual Capacities. Each of the Agents in its individual capacity and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller, the Servicer, the Originators and their Affiliates as though such Agent were not an Agent hereunder. With respect to its Purchaser Interests, if any, pursuant to this Agreement, each of the Agents shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not an Agent, and the terms “Committed Purchaser,” “Committed Purchasers,” “Purchaser” and “Purchasers” shall include each of the Agents in their individual capacities.
     Section 11.9 UCC Filings. Each of the Co-Agents and the Purchasers hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Receivables, the Collections, each Collection Account and all Related Security, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Groups and that such listing will not affect in any way the status of the Purchasers as the true parties in interest with respect to the collateral covered thereby. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.
     Section 11.10 Successor Agents. If any Agent or its holding company is merged with or into any other Person, such Agent may, upon five days’ notice to the Seller and the other Agents, assign its rights and obligations hereunder to the survivor of such merger or any of its bank Affiliates, in each case, provided that both Standard & Poor’s and Moody’s Investors Service, Inc. have approved the proposed assignee as the successor administrator of such Agent’s Conduit. After the effectiveness of any assigning Agent’s assignment hereunder, the assigning Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and under the other Transaction Documents.
     Section 11.11 Intercreditor Agreement. The Purchasers and the Co-Agents hereby acknowledge and consent to the terms and conditions set forth in the Intercreditor Agreement and instruct and direct the Administrative Agent to execute the Intercreditor Agreement.
ARTICLE XII.
ASSIGNMENTS; PARTICIPATIONS
     Section 12.1 Assignments.
          (a) Each of the parties hereby agrees and consents to the complete or partial assignment by each Conduit of all or any portion of its rights under, interest in, title to and obligations under this Agreement to (i) its Committed Purchasers pursuant to its Liquidity Agreement, and (ii) another special purpose asset-backed commercial paper issuer administered by a Co-Agent or one of its Affiliates having a short-term debt rating of A-1 or better by Standard & Poor’s and P-1 by Moody’s Investors Service, Inc. Upon each such assignment pursuant to this Section 12.1(a), such Conduit shall be released from its obligations so assigned. Further, each of the other parties hereby agrees that any assignee of a Conduit of this Agreement or all or any of its Purchaser Interests shall have all of the rights and benefits under this Agreement as if references to such Conduit or to a “Purchaser” explicitly referred to such assignee, and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder. Neither of the Seller Parties nor (except as set forth in Section 11.10) any Agent shall have the right to assign its rights or obligations under this Agreement.

          (b) Any Committed Purchaser may at any time and from time to time assign to one or more Persons (“Purchasing Committed Purchasers”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form and substance satisfactory to the applicable Co-Agent (the “Assignment Agreement”), executed by such Purchasing Committed Purchaser and such selling Committed Purchaser. The consent of (i) the applicable Conduit, if any, and (ii) provided no Amortization Event or Potential Amortization Event exists and is continuing, the Seller (which consent of the Seller shall not be unreasonably withheld or delayed but may be conditioned upon a change in the voting rights of the Co-Agents under this Agreement), shall be required prior to the effectiveness of any such assignment. Each assignee of a Committed Purchaser must have a short-term debt rating of A-1 or better by Standard & Poor’s and P-1 by Moody’s Investors Service, Inc. and must agree to deliver to the applicable Co-Agent, promptly following any request therefor by such Co-Agent or its Conduit, if any, an enforceability opinion in form and substance satisfactory to such Co-Agent and such Conduit. Upon delivery of the executed Assignment Agreement to the applicable Co-Agent, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party to this Agreement and shall have all the rights and obligations of a Committed Purchaser under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers or the Agents shall be required.
          (c) Each of the Committed Purchasers agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor’s and P-1 by Moody’s Investors Service, Inc. (an “Affected Committed Purchaser”), such Affected Committed Purchaser shall be obliged, at the request of the applicable Conduit, if any, or its Co-Agent, to assign all of its rights and obligations hereunder to (x) another Committed Purchaser or (y) another funding entity nominated by the Agent and acceptable to Seller (which approval shall not be unreasonably withheld or delayed) and to Conduit, if any, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Committed Purchaser; provided that the Affected Committed Purchaser receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Committed Purchaser’s Pro Rata Share of its Group’s Percentage of the Aggregate Capital and Yield owing to the Committed Purchasers and all accrued but unpaid fees and other costs and expenses payable in respect of such Pro Rata Share.
     Section 12.2 Participations. Any Committed Purchaser may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Pro Rata Share of the Purchaser Interests of the Committed Purchasers in its Group or any other interest of such Committed Purchaser hereunder. Notwithstanding any such sale by a Committed Purchaser of a participating interest to a Participant, such Committed Purchaser’s rights and obligations under this Agreement shall remain unchanged, such Committed Purchaser shall remain solely responsible for the performance of its obligations hereunder, and Seller, the Purchasers and the Agents shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser’s rights and obligations under this Agreement. Each Committed Purchaser agrees that any agreement between such Committed Purchaser and any such Participant in respect of such participating interest shall not restrict such Committed Purchaser’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).
ARTICLE XIII.
TERMINATING COMMITTED PURCHASERS
     Section 13.1 Terminating Committed Purchasers.
          (a) a. Each Committed Purchaser hereby agrees to deliver written notice to the applicable Co-Agent and the Administrative Agent not more than thirty (30) Business Days and not less than five (5) Business Days prior to the Liquidity Termination Date indicating whether such Committed Purchaser intends to renew its Commitment hereunder. If any Committed Purchaser fails to deliver such notice on or prior to the date that is five (5) Business Days prior to the Liquidity Termination Date, such Committed Purchaser will be deemed to have declined to renew its Commitment (each Committed Purchaser which has declined or has been deemed to have declined to renew its Commitment hereunder, a “Non-Renewing Committed Purchaser”). The applicable Co-Agent shall promptly notify its Conduit, if any, of each Non-Renewing Committed Purchaser and such Conduit, in its sole discretion, may upon one (1) Business Day’s notice to such Non-Renewing Committed Purchaser assign to such Non-Renewing Committed Purchaser on a date specified by such Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by such Conduit, subject to, and in accordance with, the applicable Liquidity Agreement.
               (i) In addition, unless an acceptable assignee can be found in accordance with Section 12.1(c), each Conduit may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Committed Purchaser’s Commitment shall automatically terminate on a date specified by such Conduit or (y) assign to any Affected Committed Purchaser on a date specified by such Conduit its Pro Rata Share of the aggregate Purchaser Interests then held by such Conduit, subject to, and in accordance with, the applicable Liquidity Agreement (each Affected Committed Purchaser or each Non-Renewing Committed Purchaser is hereinafter referred to as a “Terminating Committed Purchaser”). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 13.1 and the order of priority of any such termination or assignment among Terminating Committed Purchasers shall be made by the applicable Conduit in its sole and absolute discretion.
          (b) Upon any assignment to a Terminating Committed Purchaser as provided in this Section 13.1, any remaining Commitment of such Terminating Committed Purchaser shall automatically terminate. Upon reduction to zero of the Capital of all interests in the Purchaser Interests of a Terminating Committed Purchaser (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Committed Purchaser hereunder shall be terminated and such Terminating Committed Purchaser shall no longer be a “Committed Purchaser” hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Committed Purchaser prior to its termination as a Committed Purchaser.

     Section 13.2 Replacement of Purchasers, Affected Entities and Agents
          (a) If (i) any Purchaser or Affected Entity requests compensation under Section 10.2 or Conduit Agent requests compensation under Section 10.4, or (ii) any Purchaser fails to consent to any proposed amendment, modification, termination, waiver or consent with respect to any provision hereof or of any other Transaction Document that requires the approval such Purchaser in accordance with the terms of Section 14.1, but the consent of the Required Agents shall have been obtained with respect to such amendment, modification, termination, waiver or consent; the Seller may arrange for an assignment of, and such requesting or non-consenting Purchaser or Affected Entity, as applicable, shall agree to assign, to one or more financial institutions acceptable to the applicable Co-Agent and the Seller all the rights and obligations hereunder of each such requesting or non-consenting Purchaser or Affected Entity, as applicable, in accordance with Section 12.1. Each Purchaser or Affected Entity, as applicable, which requests such payment or does not so consent to any such amendment, modification, termination, waiver or consent shall cooperate fully with the Seller in effectuating any such assignment.
          (b) If none or less than all of the Commitment of a requesting or non-consenting Purchaser or Affected Entity, as applicable, in any Group is so assigned as provided in Section 13.2(a) above, then (i) the unassigned Commitment of such requesting or non-consenting Purchaser shall be reduced to zero, (ii) the Purchase Limit shall be automatically reduced by the amount of such non-assigned Commitment, and (iii) this Agreement and the Commitments of all other Purchasers shall remain in effect in accordance with their terms. Prior to the Amortization Date, all amounts which are to be applied in reduction of the Aggregate Capital, up to the aggregate Capital of such requesting or non-consenting Purchaser as described above in this subsection, shall be distributed to such requesting or non-consenting Purchaser in reduction of its Capital until such Capital is reduced to zero. When the aggregate Capital of such requesting or non-consenting Purchaser shall have been reduced to zero and all accrued Yield allocable thereto and all other Aggregate Unpaids owing to such Purchaser shall have been paid to such Purchaser in full, then such Purchaser shall cease to be a party to this Agreement for any purpose, and if applicable, any amendment, modification, termination, waiver or consent previously consented to by the other Purchaser, but not such Purchaser, shall automatically become effective.
ARTICLE XIV.
MISCELLANEOUS
     Section 14.1 Waivers and Amendments.
          (a) No failure or delay on the part of any Agent or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 14.1(b). Seller and the Required Agents may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:
               (i) without the consent of each affected Purchaser, (A) extend the applicable Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to as Co-Agent for the benefit of any Purchaser, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Committed Purchaser’s Pro Rata Share or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Net Receivables Balance” or “Aggregate Reserves,” or any component of either of the foregoing or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses; or
               (ii) without the written consent of the then applicable Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent.
Notwithstanding the foregoing, (i) without the consent of the Committed Purchasers, but with the consent of Seller prior to the occurrence of an Amortization Event (which consent shall not be unreasonably withheld or delayed but may be conditioned upon a change in the voting rights of the Co-Agents under this Agreement), the Agents may amend this Agreement solely to add additional Persons as Committed Purchasers hereunder and (ii) the Agents and the Purchasers may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers and the Agents.
     Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes each of the Co-Agents to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom such Co-Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to each Co-Agent a written confirmation of each telephonic notice signed by an authorized officer of Seller;

provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by such Co-Agent, the records of such Co-Agent shall govern absent manifest error.
     Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
     Section 14.4 Protection of Ownership Interests of the Purchasers.
          (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that any Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, or to enable the Agents or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time when an Amortization Event has occurred and is continuing, the Administrative Agent may, or the Administrative Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller’s expense, of the ownership or security interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.
          (b) If any Seller Party fails to perform any of its obligations hereunder, any Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and such Agent’s or such Purchaser’s costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) to execute on behalf of Seller as debtor (if required) and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable. Each of the Seller Parties hereby (A) authorizes the Administrative Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Seller Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Agent hereunder, (B) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent, consenting to the form and substance of such filing or recording document, and (C) approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interest in favor of Seller or the Administrative Agent.
     Section 14.5 Confidentiality.
          (a) Each Seller Party and each Purchaser shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agents and Conduits and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party and such Purchaser and its officers and employees may disclose such information to such Seller Party’s and such Purchaser’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.
          (b) Each of the Agents and Purchasers agrees to keep confidential all non-public information provided to it by either Seller Party pursuant to this Agreement that is designated by such Seller Party as confidential.
          (c) Each of the Seller Parties, the Agents and the Purchasers hereby consents to the disclosure of any nonpublic information with respect to it (i) to Performance Guarantor, the Agents and the Purchasers, (ii) by a Seller Party, the Agents or the Purchasers to any prospective or actual assignee or participant of any of them; provided that such assignee or participant agrees to be bound by the terms of this Section 14.5 and (iii) by the Agents or Conduits, to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which either of the Co-Agents or one of its Affiliates acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing; provided that each such Person is informed of the confidential nature of such information. In addition, the Purchasers and the Agents may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).
     Section 14.6 Bankruptcy Petition. Each of the Seller Parties, the Agents and the Purchasers hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of each Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Agent or Purchaser, no claim may be made by any Seller Party or any other Person against any Agent or Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding anything in this Agreement to the contrary, no Conduit shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to it after paying or making provision for the payment in full of its Commercial Paper. All payment obligations of each Conduit hereunder are contingent on the availability of funds in excess of the amounts necessary to pay in full its Commercial Paper; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by such Conduit exceeds the amount available to such Conduit to pay such amount after paying or making provision for the payment in full of its Commercial Paper. The provisions of this Section 14.7 will survive termination of this Agreement and payment in full of each Conduit’s Commercial Paper.
     Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
     Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST ANY AGENT OR PURCHASER OR ANY AFFILIATE OF ANY AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.
     Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR

OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
     Section 14.11 Integration; Binding Effect; Survival of Terms.
          (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.
     Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
     Section 14.13 Co-Agent Roles.
          (a) Each of the Committed Purchasers in the Falcon Group acknowledges that JPMorgan Chase or one of its Affiliates acts, or may in the future act, (i) as administrative agent for Falcon or any Committed Purchaser in the Falcon Group, (ii) as issuing and paying agent for the Commercial Paper of Falcon, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper of Falcon, and (iv) to provide other services from time to time for the various members of the Falcon Group (collectively, the “JPMorgan Chase Roles“). Without limiting the generality of this Section 14.13(a), each Committed Purchaser in the Falcon Group hereby acknowledges and consents to any and all JPMorgan Chase Roles and agrees that in connection with any JPMorgan Chase Role, JPMorgan Chase may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Falcon, and the giving of notice to the Falcon Agent of a mandatory purchase pursuant to one of Falcon’s Liquidity Agreements.

          (b) Each of the Committed Purchasers in the Liberty Street Group acknowledges that Scotiabank or one of its Affiliates acts, or may in the future act, (i) as administrative agent for Liberty Street or any Committed Purchaser in the Liberty Street Group, (ii) as issuing and paying agent for the Commercial Paper of Liberty Street, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper of Liberty Street and (iv) to provide other services from time to time for the members of the Liberty Street Group (collectively, the “Scotiabank Roles“). Without limiting the generality of this Section 14.13(b), each Committed Purchaser in the Liberty Street Group hereby acknowledges and consents to any and all Scotiabank Roles and agrees that in connection with any Scotiabank Role, Scotiabank may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Liberty Street, and the giving of notice to the Liberty Street Agent of a mandatory purchase pursuant to one of Liberty Street’s Liquidity Agreements.
          (c) Each of the Committed Purchasers in the Wells Fargo Group acknowledges that Wells Fargo or one of its Affiliates acts, or may in the future act, (i) as agent for any Committed Purchaser in the Wells Fargo Group and (ii) to provide other services from time to time for the members of the Wells Fargo Group (collectively, the “Wells Fargo Roles”). Without limiting the generality of this Section 14.13(b), each Committed Purchaser in the Wells Fargo Group hereby acknowledges and consents to any and all Wells Fargo Roles and agrees that in connection with any Wells Fargo Role, Wells Fargo may take, or refrain from taking, any action that it, in its discretion, deems appropriate.
     Section 14.14 Characterization.
          (a) It is the intention of the parties hereto that each purchase hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of an interest in the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or Agent or any assignee thereof of any obligation of Seller or any Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or any Originator.
          (b) In addition to any ownership interest which the Administrative Agent may from time to time acquire pursuant hereto, Seller hereby grants to the Administrative Agent for the ratable benefit of the Purchasers, a valid and perfected security interest in all of Seller’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, each Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. The Agents and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

          (c) If, notwithstanding the intention of the parties expressed above, any sale or transfer by Seller hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a ”Recharacterization”), then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. In the case of any Recharacterization, the Seller represents and warrants that each remittance of Collections to the Agent or the Purchasers hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs.
     Section 14.15 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Purchaser may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, any Purchaser Interest and any rights to payment of Capital and Yield) under this Agreement to secure obligations of such Purchaser to a Federal Reserve Bank, without notice to or consent of the Seller, any other Purchaser or the Agent; provided that no such pledge or grant of a security interest shall release a Purchaser from any of its obligations hereunder, or substitute any such pledgee or grantee for such Purchaser as a party hereto.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers or signatories as of the date hereof.
TENNECO AUTOMOTIVE RSA COMPANY,
a Delaware corporation

By:

Name:
Title:
Address:	500 North Field Drive
Lake Forest, IL 60045

	Attention:	John E. Kunz
	Phone:	(847) 482-5163
	Fax:	(847) 482-5125
TENNECO AUTOMOTIVE OPERATING COMPANY INC.,
a Delaware corporation

By:

Name:
Title:
Address:	500 North Field Drive
Lake Forest, IL 60045

	Attention:	John E. Kunz
	Phone:	(847) 482-5163
	Fax:	(847) 482-5125

FALCON ASSET SECURITIZATION COMPANY LLC

By:	JPMorgan Chase Bank, N.A.,
its Attorney-in-Fact

By:
	Name:	John M. Kuhns
	Title:	Executive Director

Address:	c/o JPMorgan Chase Bank, N.A., as Agent
Asset Backed Securities
Suite IL1-1729
10 South Dearborn Street
Chicago, Illinois 60603
Fax: (312) 732-1844
JPMORGAN CHASE BANK, N.A.,
as a Committed Purchaser, as Falcon Agent
and as Administrative Agent

By:
	Name:	John M. Kuhns
	Title:	Executive Director

Address:	JPMorgan Chase Bank, N.A.
Asset Backed Securities
Suite IL1-1729
10 South Dearborn Street
Chicago, Illinois 60603
Fax: (312) 732-4487

LIBERTY STREET FUNDING LLC

By:
Name:
Title:

Address:	Liberty Street Funding LLC
c/o Global Securitization Services, LLC
114 West 47th Street, Suite 2310
New York, NY 10036
Attention: Jill Russo
Telephone: (212) 295-2745
Telecopy: (212) 302-8767

With a copy to:

The Bank of Nova Scotia
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention: Darren Ward, Director
Telephone: (212) 225-5264
Telecopy: (212) 225-5290
THE BANK OF NOVA SCOTIA,
as a Committed Purchaser and as Liberty Street Agent

By:
	Name:	Darren Ward
	Title:	Director

Address:	The Bank of Nova Scotia
One Liberty Plaza, 24th Floor
New York, NY 10006
Attention: Vilma Pindling [For Purchase Notices]
Tel: (212) 225-5410
Fax: (212) 225-6465

WELLS FARGO BANK, N.A.,
as a Committed Purchaser and as Wells Fargo Agent

By:
Name:
Title:

Address:	Wells Fargo Bank, N.A.
6 Concourse Parkway, Suite 1450
Atlanta, Georgia 30328
Attention: Eero Maki
Fax: (404) 732-0801

EXHIBIT I
DEFINITIONS
          As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
          “Accrual Period” means each calendar month.
          “Administrative Agent” has the meaning set forth in the preamble to this Agreement.
          “Advance Ineligibles” means, at any time, the lesser of (a) the aggregate Outstanding Balance of all Receivables with terms permitting payment to be made within 71-120 days of the original billing date therefor in excess of 20.0% of the aggregate Outstanding Balance of all Receivables or (b) the aggregate Outstanding Balance of all Eligible Receivables owing by Advance Stores Company, Inc. after subtracting the Pass-Through Reserve, the Warranty Reserve and the Price Give-Back Accrual, in each case, allocated to the Receivables of such Obligator and its Affiliates, if any.
          “Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.
          “Affected Committed Purchaser” has the meaning specified in Section 12.1(c).
          ”Affected Entity” means (i) any Funding Source, (ii) any agent, administrator or manager of a Conduit or (iii) any bank holding company in respect of any of the foregoing.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.
          “Agents” has the meaning set forth in the preamble to this Agreement.
          “Aggregate Capital” means, on any date of determination, the aggregate amount of Capital of all Purchaser Interests outstanding on such date.
          “Aggregate Reduction” has the meaning specified in Section 1.3.
          “Aggregate Reserves” means, on any date of determination, the sum of the Loss Reserve, the Dilution Reserve and the Servicer Reserve.

          “Aggregate Unpaids” means, at any time, an amount equal to the sum of all Aggregate Capital plus all accrued and unpaid Recourse Obligations (whether due or accrued) at such time.
          “Agreement” means this Third Amended and Restated Receivables Purchase Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
          “Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence of any other Amortization Event, and (iv) the date which is thirty (30) Business Days after the Agents’ receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
          “Amortization Event” has the meaning specified in Article IX.
          “Assignment Agreement” has the meaning set forth in Section 12.1(b).
          “Authorized Officer” means, with respect to any Person, its chief executive officer, president, corporate controller, treasurer, assistant treasurer or chief financial officer.
          “Broken Funding Costs” means for any Purchaser Interest which: (i) has its Capital reduced without compliance by Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned under a Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs or Yield (as applicable) that would have accrued during the remainder of the Tranche Periods or the tranche periods for Commercial Paper of the applicable Conduit determined by the applicable Conduit Agent to relate to such Purchaser Interest (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Capital of such Purchaser Interest if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Capital is allocated to another Purchaser Interest, the amount of CP Costs or Yield actually accrued during the remainder of such period on such Capital for the new Purchaser Interest, and (y) to the extent such Capital is not allocated to another Purchaser Interest, the income, if any, actually received during the remainder of such period by the holder of such Purchaser Interest from investing the portion of such Capital not so allocated. In the event that the amount referred to in clause (B) exceeds the amount referred to in clause (A), the relevant Purchaser or Purchasers agree to pay to Seller the amount of such excess. All Broken Funding Costs shall be due and payable hereunder upon demand.
          “Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or

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payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.
          “Capital” of any Purchaser Interest means, at any time, (A) the Purchase Price of such Purchaser Interest, minus (B) the sum of the aggregate amount of Collections and other payments received by the applicable Co-Agent which in each case are applied to reduce such Capital in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored (in accordance with Section 2.5) in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
          “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
          “Change of Control” means that (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the outstanding common stock of Tenneco Automotive, (ii) the board of directors of Tenneco Automotive shall cease to consist of a majority of Continuing Directors, (iii) a Specified Change of Control shall occur, or (iv) Tenneco Automotive shall cease to be the beneficial owner (as defined above), directly or indirectly, of 100% of the outstanding common stock of either of the Seller Parties.
          “Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 9.1(d) (as if references to Seller Party therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off Seller’s books as uncollectible, or (iv) which has been identified by Seller as uncollectible.
          “Co-Agent” has the meaning set forth in the preamble to this Agreement.
          “Collection Account” means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.
          “Collection Account Agreement” means an agreement substantially in the form of Exhibit VI among an Originator, Seller, the Administrative Agent and a Collection Bank.
          “Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.
          “Collection Notice” means a notice, in substantially the form of Annex A to Exhibit VI, from the Administrative Agent to a Collection Bank.

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          “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable; provided, however, that Collections will not include any cash collected by means of electronic fund transfer until such cash is actually received by the Servicer.
          “Commercial Paper” means promissory notes of a Conduit issued by such Conduit in the commercial paper market.
          “Commitment” means, for each Committed Purchaser, the commitment of such Committed Purchaser to purchase interest in Purchaser Interests from Seller in an amount not to exceed (i) in the aggregate, the amount set forth opposite such Committed Purchaser’s name on Schedule A to this Agreement, as such amount may be modified in accordance with the terms hereof and (ii) with respect to any individual purchase hereunder, its Pro Rata Share of its Group’s Percentage of the Purchase Price therefor.
          “Commitment Availability” means, for each Group, the excess (if any) of (i) the aggregate amount of the Commitments of the Committed Purchasers in such Group divided by 1.02, over (ii) the outstanding aggregate Capital of all Purchasers in such Group.
          “Committed Purchasers” means the Liberty Street Committed Purchasers, the Falcon Committed Purchasers or the Wells Fargo Committed Purchasers.
          “Concentration Limit” means, at any time, for any Obligor, 3.6% of the aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve and the Price Give Back Accrual, or such other higher amount (a “Special Concentration Limit”) for such Obligor designated by the Administrative Agent; provided, that in the case of an Obligor and any Affiliate of such Obligor, the Concentration Limit shall be calculated as if such Obligor and such Affiliate are one Obligor; provided, further, that any Agent may, upon not less than ten (10) Business Days’ notice to Seller, cancel any Special Concentration Limit. As of February 19, 2010, and subject to cancellation as described above, (i) any Obligor and its Affiliates shall have a Special Concentration Limit equal to 6% of aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve and the Price Give Back Accrual, so long as such Obligor’s long term debt ratings equal or exceed “BBB-” from Standard & Poor’s, a division of the McGraw-Hill Companies (“S&P”) and “Baa3” from Moody’s Investors Service, Inc. (“Moody’s”); and if the Obligor is Genuine Auto Parts (NAPA), so long as an S&P long term debt shadow rating equal to or in excess of “BBB+” is obtained; and (ii) the Special Concentration Limits of (a) Ford Motor Company and its Affiliates shall be equal to the lesser of 4.5% of Eligible Receivables or 50% of the Loss Reserve Floor, (b) General Motors Company and its Affiliates shall be equal to the lesser of 4.5% of Eligible Receivables or 50% of the Loss Reserve Floor and (c) each of Advance Stores Company, Inc., O’Reilly Automotive, Inc. and Uni-Select Inc., in each case together with its Affiliates, shall be equal to 4.5% of the aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve and the Price Give Back Accrual.

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          “Conduit” has the meaning set forth in the preamble to this Agreement.
          “Conduit Agent” means the Liberty Street Agent or the Falcon Agent.
          “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.
          “Continuing Directors” means the directors of Tenneco Automotive on the date of the initial Purchase hereunder and each other director, in each case, such other director’s nomination for election of the board of directors of Tenneco Automotive is recommended by at least a majority of the then Continuing Directors.
          “Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
          “CP Costs” means, for each day for each Conduit, the sum of (i) discount or yield accrued on Pooled Commercial Paper of such Conduit on such day, plus (ii) any and all accrued commissions in respect of such Conduit’s placement agents and Commercial Paper dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase facilities which are funded by Pooled Commercial Paper of such Conduit for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper of such Conduit, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any Purchaser Interest of such Conduit pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper of such Conduit. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the applicable Conduit Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital. All CP Costs shall be allocated to the Capital of each Conduit under this Agreement in accordance with the provisions of Section 3.1.
          “Credit and Collection Policy” means Seller’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit VIII hereto, as modified from time to time in accordance with this Agreement.

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          “Daily Report” means a report, in substantially the form of Exhibit XI hereto (appropriately completed), furnished by the Servicer to the Agents pursuant to Section 8.5.
          “Daily Reporting Date” means (i) each Business Day on which Aggregate Capital is greater than zero as of the end of such Business Day or (ii) each of the two (2) Business Days immediately prior to the date upon which there is an Incremental Purchase, regardless of whether Aggregate Capital is greater than zero.
          “Deduction” means any Receivable that the applicable Originator books as a new asset on its general ledger which represents an amount withheld by an Obligor from its payment on another Receivable.
          “Deemed Collections” means the aggregate of all amounts Seller shall have been deemed to have received as a Collection of a Receivable. Seller shall be deemed to have received a Collection in full of a Receivable if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Seller (other than as a result of such Receivable becoming a Charged-Off Receivable or such Receivable having any credit issued with respect to it on account of a repurchase pursuant to any Stock-Lift Agreement, on account of any Pass-Through Credit, Price Give-Back Accrual or Warranty Accrual, or to reflect cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (ii) any of the representations or warranties in Article V are no longer true with respect to any Receivable; provided, however, that solely prior to April 15, 2006, the Outstanding Balance of all Receivables arising from the production and shipment of prototypes shall be netted against the amount of Collections Seller is otherwise deemed to have received pursuant to clause (i) above.
          “Default Fee” means with respect to any amount due and payable by Seller in respect of any Aggregate Unpaids, an amount equal to the greater of (i) $1,000 and (ii) interest on any such unpaid Aggregate Unpaids at a rate per annum equal to 2% above the Prime Rate.
          “Default Ratio” means, on any date of determination, the highest three-month rolling average during the twelve-month period then most recently ended of the percentage equal to (i) the sum of (a) the Outstanding Balance of Receivables which were 91-120 days past due on the last day of the month then most recently ended, plus (b) the aggregate Outstanding Balance of all Receivables that became Charged-Off Receivables in the prior month at a time when such Receivables were less than 121 days past due, divided by (ii) the aggregate sales of the Originators during the fifth month prior to such date of determination.
          “Delinquency Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Receivables that were Delinquent Receivables at such time divided by (ii) the aggregate Outstanding Balance of all Receivables at such time.
          “Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for 61 days or more after the original due date for such payment.

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          “Designated Obligor” means an Obligor indicated by the Administrative Agent to Seller in writing.
          “Dilution Horizon Ratio” means the ratio of (x) cumulative sales of the Originators during the two (2) months most recently ended divided by (y) the aggregate Outstanding Balance of all Eligible Receivables after subtracting the Pass Through Reserve, the Warranty Reserve, the Sales-Promotion Reserve and the Price Give Back Accrual, in each case, calculated as of the last day of the month most recently ended.
          “Dilution Ratio” means, at any time, a percentage equal to (i) the aggregate amount of Dilutions which occurred during the month then most recently ended, divided by (ii) the aggregate sales of the Originators during the month immediately preceding the month then most recently ended.
          “Dilution Reserve” means, on any date of determination, an amount equal to the greater of (a) 10% of the Net Receivables Balance, and (b) the amount determined pursuant to the following formula:
{ (SF x ED) + [ (DS — ED) x (DS/ED) ] } x DHR x NRB

where:

SF	= 2.50;

ED	= Expected Dilution;

DS	= Dilution Spike;

DHR	= Dilution Horizon Ratio; and

NRB	= Net Receivables Balance.
          “Dilution Spike” means, at any time, the highest two-month rolling average Dilution Ratio during the twelve months then most recently ended.
          “Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in clause (i) of the definition of “Deemed Collections”.
          “Discharge of First Lien Obligations” has the meaning set forth in the Intercreditor Agreement.
          “Discount Rate” means, the LIBO Rate, the Transaction Rate or the Prime Rate, as applicable, with respect to each portion of Capital funded by the Committed Purchasers.
          “Eligible Receivable” means, at any time, a Receivable:
               (i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the

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United States; (b) is not an Affiliate of any of the parties hereto; (c) is not a Designated Obligor; (d) is not a government or a governmental subdivision or agency; and (e) has not contested the validity of any Receivables Sale Agreement or this Agreement,
               (ii) the Obligor of which is not the Obligor of (A) any Charged-Off Receivable or (B) Receivables more than 25% of the aggregate Outstanding balance of which are Delinquent Receivables,
               (iii) as to which no payment (or part thereof) is more than 60 days past the original due date therefor,
               (iv) which is not a Charged-Off Receivable or a Deduction,
               (v) which by its terms is due and payable within 70 days of the original billing date therefor and has not had its payment terms extended, provided, however, that not more than 20.0% of the aggregate Outstanding Balance of all Receivables may have terms permitting payment to be made within 71-120 days of the original billing date therefor and still be “Eligible Receivables” so long as their payment terms have not been extended,
               (vi) which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions,
               (vii) which is denominated and payable only in United States dollars in the United States,
               (viii) which arises under a Contract which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,
               (ix) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the applicable Originator or any of its assignees under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,
               (x) which represents an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,
               (xi) which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
               (xii) which satisfies all applicable requirements of the Credit and Collection Policy,

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               (xiii) which was generated in the ordinary course of the applicable Originator’s business,
               (xiv) which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),
               (xv) as to which the Administrative Agent (at the direction of the Co-Agents) has not notified Seller that the Agents have determined that such Receivable or class of Receivables is not acceptable as an Eligible Receivable, including, without limitation, because such Receivable arises under a Contract that is not acceptable to the Agents,
               (xvi) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against such Originator to cause such Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that Receivables of any Obligor which has any accounts payable owing to such Obligor from such Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables if they meet the other criteria set forth in this definition but only to the extent that the aggregate Outstanding Balance of such Receivables exceeds the aggregate outstanding amount of all such payables,
               (xvii) as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
               (xviii) as to which the applicable Obligor has not been the subject of any proceeding of the type described in Section 9.1(d) (as if references therein to any Seller Party were a reference to such Obligor) in the 12 months prior to any date of determination,
               (xix) all right, title and interest to and in which has been validly transferred by the applicable Originator directly to Seller under and in accordance with the applicable Receivables Sale Agreement, and Seller has good and marketable title thereto free and clear of any Adverse Claim except as created hereunder, and
               (xx) which is not subject to a Stock Lift Agreement, provided, however, that Receivables subject to a Stock Lift Agreement may be treated as Eligible Receivables if they meet the other criteria set forth in this definition but only to the extent that the aggregate Outstanding Balance of such Receivables exceeds the aggregate amount of accruals recorded by the Originator, as estimated by Servicer’s sales group, to reflect a potential credit to be provided pursuant to a Stock Lift Agreement.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated pursuant thereto.
          “Expected Dilution” means the rolling twelve-month average of the Dilution Ratio.
          “Facility Termination Date” means the earlier to occur of (i) the Liquidity Termination Date and (ii) the Amortization Date.
          “Falcon” has the meaning set forth in the preamble to this Agreement.
          “Falcon Co-Agent” has the meaning set forth in the preamble to this Agreement.
          “Falcon Committed Purchasers” has the meaning set forth in the preamble to this Agreement.
          “Falcon Group” means Falcon and the Falcon Committed Purchasers.
          “Falcon Liquidity Agreement” means that certain Asset Purchase Agreement dated as of May 4, 2005 by and among Falcon, the Falcon Co-Agent and JPMorgan Chase, as the same may be amended, restated or otherwise modified from time to time.
          “Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
          “Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the applicable Co-Agent from three federal funds brokers of recognized standing selected by it.
          “Fee Letter” means the Tenth Amended and Restated Fee Letter dated as of March 26, 2010 by and among Seller and the Agents, as the same may be amended, restated or otherwise modified from time to time.
          “Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
          “Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of any Conduit, including, without limitation, any Liquidity Agreement.

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          “Funding Source” means (i) any Committed Purchaser or (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.
          “GAAP” means generally accepted accounting principles in effect in the United States of America as of the date of this Agreement.
          “Group” means the Falcon Group, the Liberty Street Group or the Wells Fargo Group.
          “Incremental Purchase” means a purchase of one or more Purchaser Interests which increases the total outstanding Aggregate Capital hereunder.
          “Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.
          “Independent Director” shall mean a member of the Board of Directors of Seller who (a)(i) shall not have been at the time of such Person’s appointment or at any time during the preceding five (5) years, and shall not be as long as such Person is a director of the Seller, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): any Originator, or any of their respective Subsidiaries or Affiliates (other than Seller), (B) a supplier to any of the Independent Parties, (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate (other than Seller) or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities or (b) does not satisfy the requirements set forth in clause (a) above, but whose appointment as an Independent Director has been consented to in writing by the secured creditors of the Seller.
          “Intercreditor Agreement” means that certain Intercreditor Agreement dated as of March 26, 2010, by and among Tenneco Automotive RSA Company, JPMorgan Chase, as First

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Lien Agent, and Wells Fargo, as Second Lien Agent, as amended, restated, supplemented or otherwise modified from time to time.
          “JPMorgan Chase” means JPMorgan Chase Bank, N.A. in its individual capacity and its successors.
          “Level One Ratings Period” means any period during which Tenneco Automotive’s long-term senior unsecured debt is rated “BBB-” or higher by S&P and “Baa3” or higher by Moody’s.
          “Level Two Ratings Period” means any period, other than a Level One Ratings Period, during which Tenneco Automotive’s long-term senior unsecured debt is rated “BB-” or higher by S&P and “Ba3” or higher by Moody’s.
          “Level Three Ratings Period” means any period during which Tenneco Automotive’s long-term senior unsecured debt is rated “B+” or lower by S&P or “B1” or lower by Moody’s.
          “Liberty Street” has the meaning set forth in the preamble to this Agreement.
          “Liberty Street Agent” has the meaning set forth in the preamble to this Agreement.
          “Liberty Street Committed Purchasers” has the meaning set forth in the preamble to this Agreement.
          “Liberty Street Group” means Liberty Street and the Liberty Street Committed Purchasers.
          “Liberty Street Liquidity Agreement” means that certain Amended and Restated Liquidity Asset Purchase Agreement dated as of January 26, 2009 by and among Liberty Street, the Liberty Street Agent and Scotiabank, as the same may be amended, restated or otherwise modified from time to time.
          “LIBO Rate” means:
     (A) with respect to the Falcon Group and the Liberty Street Group, the rate per annum equal to the sum of (i) (a) the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the relevant Tranche Period, and having a maturity equal to such Tranche Period, provided that, (I) if Reuters Screen FRBD is not available to a Co-Agent for any reason, the applicable LIBO Rate for the relevant Tranche Period shall instead be the applicable British Bankers’ Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, and having a maturity equal to such Tranche Period, and (II) if no such British Bankers’ Association Interest Settlement Rate is available to a Co-Agent, the applicable LIBO Rate for the relevant

12

Tranche Period shall instead be the rate determined by such Co-Agent to be the rate at which such Co-Agent offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Tranche Period, in the approximate amount to be funded at the LIBO Rate and having a maturity equal to such Tranche Period, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against such Co-Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Tranche Period plus (ii) 4.50% per annum; or
     (B) with respect to the Wells Fargo Group, the rate per annum equal to the sum of (i) LMIR as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the relevant Tranche Period and having a maturity equal to such Tranche Period plus (ii) the Wells Fargo Margin.
     The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.
          “Liquidity Agreement” means the Falcon Liquidity Agreement or the Liberty Street Liquidity Agreement.
          “Liquidity Termination Date” means March 25, 2011.
          “LMIR” means, for any day, the sum of the three-month “Eurodollar Rate” for U.S. Dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such page as may replace Reuters Screen LIBOR01 Page).
          “Lock-Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.
          “Loss Horizon Ratio” means, on any date of determination, a percentage equal to the quotient of (i) aggregate cumulative sales of the Originator during the three months then most recently ended, divided by (ii) the Net Receivables Balance as of the last day of the month then most recently ended.
          “Loss Reserve” means, on any date, an amount equal to the greater of (A) the Loss Reserve Floor and (B) an amount equal to the product of the Loss Reserve Percentage and the Net Receivables Balance as of such date.
          “Loss Reserve Floor” means (a) at any time while the long-term senior secured debt of Tenneco Automotive is rated at least “B” by S&P and at least “B2” by Moody’s, 18% of the Net Receivables Balance, and (b) at all other times, 21% of the Net Receivables Balance.
          “Loss Reserve Percentage” means a percentage equal to 2.50 times the product of the Default Ratio times the Loss Horizon Ratio.

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          “Loss-to-Liquidation Ratio” means, as at the last day of any calendar month, a percentage equal to (a) the sum of (i) Receivables that are 61-90 days past due as of such date, plus (ii) without duplication of amounts included in clause (i), the amount of Charged-Off Receivables which became Charged-Off Receivables during such month, divided by (b) the aggregate amount of Collections during such month.
          “Material Adverse Effect” means a material adverse effect on (i) the business, property, operations or condition (financial or otherwise) of Performance Guarantor and its Subsidiaries, taken as a whole, or of either Seller Party, (ii) the ability of either Seller Party to perform its obligations under this Agreement or the Performance Guarantor to perform its obligations under the Performance Undertaking, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.
          “Monthly Payment Date” means two (2) Business Days after the Monthly Reporting Date.
          “Monthly Report” means a report, in substantially the form of Exhibit X hereto (appropriately completed), furnished by the Servicer to the Agents pursuant to Section 8.5.
          “Monthly Reporting Date” means the 7th day of each month hereafter (or, if any such day is not a Business Day, the next succeeding Business Day thereafter.
          “Net Receivables Balance” means, at any time, the result of (a) the aggregate Outstanding Balance of all Eligible Receivables, minus (b) the Overconcentration Amount, minus (c) the Pass-Through Reserve at such time, minus (d) the Warranty Reserve at such time, minus (e) Price Give-Back Accrual at such time minus (f) the Sales-Promotion Reserve; provided, however, that the sum of the Pass-Through Reserve, the Price Give-Back Accrual, the Warranty Reserve, the Sales-Promotion Reserve and the Overconcentration Amount attributable to any Obligor shall not exceed the aggregate Outstanding Balance of all Eligible Receivables for such Obligor included in the calculation of Net Receivables Balance.
          “New Pass-Through Credits” means, at any time for any Obligor, the balance of Pass-Through Credits that became Pass-Through Credits during the calendar month most recently ended.
          “Obligor” means a Person obligated to make payments pursuant to a Contract.
          “Originator” means (a) Tenneco Operating, and (b) The Pullman Company, a Delaware corporation, each in its capacity as seller under the applicable Receivables Sale Agreement.
          “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

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          “Overconcentration Amount” means, at any time, the aggregate for all Obligors of the sum, with respect to each Obligor, of the excess, if any, of (a) the aggregate Outstanding Balance of all Eligible Receivables of such Obligor and its Affiliates, after subtracting (i) the Pass-Through Reserve, the Warranty Reserve and the Price Give-Back Accrual, in each case, allocated to the Receivables of such Obligor and its Affiliates, if any and (ii) in the case of Advance Stores Company, Inc., the Advance Ineligibles, over (b) the Concentration Limit for such Obligor and its Affiliates.
          “Participant” has the meaning set forth in Section 12.2.
          “Pass-Through Credit” means, at any time for any Obligor, the aggregate credit due to such Obligor resulting from the overpayment to any Seller Party of such Obligor’s Receivables because a portion of any such Receivable was payable to a Person other than the Originator of such Receivable.
          “Pass-Through Reserve” means, at any time, the aggregate for all Obligors of the sum, with respect to each Obligor, of the sum of (1) the aggregate of the Pass-Through Credits as of the last day of the month most recently ended and (2) the product of (a) 1.5 and (b) the average of the New Pass-Through Credits for each of the three (3) months then most recently ended.
          “Percentage” means (i) 50.90909% for the Falcon Group, (ii) 40.00000% for the Liberty Street Group and (iii) 9.09091% for the Wells Fargo Group, which percentages shall be adjusted to give effect to the terms and provisions of Section 2.2.
          “Performance Guarantor” means Tenneco Automotive.
          “Performance Undertaking” means that certain Fourth Amended and Restated Performance Undertaking, dated as of March 26, 2010, made by the Performance Guarantor in favor of Seller, substantially in the form of Exhibit XI, as the same may be amended, restated or otherwise modified from time to time.
          “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
          “Pooled Commercial Paper” means Commercial Paper notes of a Conduit subject to any particular pooling arrangement by such Conduit, but excluding Commercial Paper issued by such Conduit for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by such Conduit.
          “Potential Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.
          “Price Give-Back Accrual” means, at any time, the aggregate for all Obligors of the sum, with respect to each Obligor, of all accounting reserve or “contra” entries established on any Originator’s books and records in respect of such Originator’s liability in connection with any discount owed to such Obligor under a sales contract.

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          “Prime Rate” means a rate per annum equal to the greatest of (a) the prime rate of interest announced from time to time by the applicable Co-Agent or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes, (b) the Federal Funds Effective Rate plus 0.50% and (c) the LIBO Rate.
          “Pro Rata Share” means, for each Committed Purchaser, a percentage equal to (i) the Commitment of such Committed Purchaser, divided by (ii) the aggregate amount of the Commitments of all Committed Purchasers in its Group.
          “Proposed Reduction Date” has the meaning set forth in Section 1.3.
          “Purchase Limit” means $110,000,000.
          “Purchase Notice” has the meaning set forth in Section 1.2.
          “Purchase Price” means, with respect to any Incremental Purchase of a Purchaser Interest, the amount paid to Seller for such Purchaser Interest which shall not exceed the least of (i) the amount requested by Seller in the applicable Purchase Notice, (ii) the unused portion of the Purchase Limit on the applicable purchase date and (iii) the excess, if any, of the Net Receivables Balance (less the Aggregate Reserves) on the applicable purchase date over the aggregate outstanding amount of Aggregate Capital determined as of the date of the most recent Daily Report or, in the case of the Aggregate Reserves, the most recent Monthly Report, taking into account such proposed Incremental Purchase.
          “Purchaser” means each of the Conduits and Committed Purchasers.
          “Purchaser Interest” means, at any time, an undivided percentage ownership interest (computed as set forth below) associated with a designated amount of Capital, selected pursuant to the terms and conditions hereof in (i) each Receivable arising prior to the time of the most recent computation or recomputation of such undivided interest, (ii) all Related Security with respect to each such Receivable, and (iii) all Collections with respect to, and other proceeds of, each such Receivable. Each such undivided percentage interest shall equal:

C NRB – AR
where:
C = the Capital of such Purchaser Interest.
AR = the Aggregate Reserves.
NRB = the Net Receivables Balance.
Such undivided percentage ownership interest shall be initially computed on its date of purchase. Thereafter, until the Amortization Date, each Purchaser Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to the Amortization Date. The variable percentage represented by any Purchaser Interest as computed (or deemed recomputed)

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as of the close of the Business Day immediately preceding the Amortization Date shall remain constant at all times thereafter.
          “Purchasing Committed Purchaser” has the meaning set forth in Section 12.1(b).
          “Receivable” means all indebtedness and other obligations owed to Seller or an Originator (at the time it arises, and before giving effect to any transfer or conveyance under a Receivables Sale Agreement or hereunder) or in which Seller or an Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator and the obligation to pay any Finance Charges with respect thereto; provided, however, in no event shall the term “Receivable” include any such indebtedness or obligations (i) owed by any Subsidiary of Tenneco Automotive at any time, (ii) owed by Delphi Corporation or any of its Subsidiaries if originated on or prior to October 9, 2005; or (iii) owed by General Motors Corporation, Chrysler LLC or any of their respective Subsidiaries. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or Seller treats such indebtedness, rights or obligations as a separate payment obligation. For the avoidance of doubt “Receivable” (i) shall not include any indebtedness and other obligations owed to Seller or an Originator from Chrysler LLC that was subsequently assumed by Chrysler Group LLC, but it shall include any indebtedness and other obligations owed to Seller or an Originator from Chrysler Group LLC or any of its Subsidiaries arising from the sale of good or provision of servicers directly to Chrysler Group LLC or any of its Subsidiaries from and after June 10, 2009, and (ii) shall not include any indebtedness and other obligations owed to Seller or an Originator from General Motors Corporation that was subsequently assumed by General Motors Company, but it shall include any indebtedness and other obligations owed to Seller or an Originator from General Motors Company or any of its Subsidiaries arising from the sale of goods or provision of servicers directly to General Motors Company or any of its Subsidiaries from and after July 17, 2009.
          “Receivables Sale Agreement” means either (a) that certain Receivables Sale Agreement, dated as of October 31, 2000, between Tenneco Operating, as seller, and Seller or (b) that certain Receivables Sale Agreement, dated as of December 27, 20000, between The Pullman Company, as seller, and Seller, as purchaser, as each of the foregoing may be amended, restated or otherwise modified from time to time.
          “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
          “Recourse Obligations” shall have the meaning set forth in Section 2.1.

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          “Reduction Notice” has the meaning set forth in Section 1.3.
          “Regulatory Change” has the meaning set forth in Section 10.2(a).
          “Reinvestment” has the meaning set forth in Section 2.2.
          “Related Security” means, with respect to any Receivable:
               (i) all security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, but excluding any UCC Article 2 security interest in the goods, the sale of which gave rise to such Receivable,
               (ii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
               (iii) all service contracts and other contracts and agreements associated with such Receivable,
               (iv) all Records related to such Receivable,
               (v) all of Seller’s right, title and interest in, to and under the applicable Receivables Sale Agreement in respect of such Receivable and all of Seller’s right, title and interest in, to and under the Performance Undertaking, and
               (vi) all proceeds of any of the foregoing.
          “Required Agents” means (i) at any time prior to the Facility Termination Date, Agents whose related Committed Purchasers have Commitments at such time which, in the aggregate, exceed sixty-six and two thirds percent (66 ⅔%) of the sum of the Commitments of all Committed Purchasers hereunder at such time or (ii) from and after the Facility Termination Date, Agents whose related Purchasers hold Capital at such time which, in the aggregate, exceeds sixty-six and two thirds percent (66 ⅔%) of the Aggregate Capital hereunder at such time.
          “Required Capital Amount” means $30,000,000.
          “Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of Seller now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock of Seller, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of Seller now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the “Subordinated Loans” (as such term is defined in the Receivables Sale

18

Agreements), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of Seller now or hereafter outstanding, and (v) any payment of management fees by Seller (except for reasonable management fees to any Originator or its Affiliates in reimbursement of actual management services performed).
          “Sales Promotion Reserve” means $5,000,000.
          “Second Lien Adverse Claims” means any Adverse Claims granted in favor of the Second Lien Agent pursuant to the Second Lien Receivables Purchase Agreement that are subject to the terms of the Intercreditor Agreement.
          “Second Lien Agent” shall mean Wells Fargo, in its capacity as “SLOT Agent” under the Second Lien Receivables Purchase Agreement, and any successor “SLOT Agent” thereunder.
          “Second Lien Receivables Purchase Agreement” shall mean that certain SLOT Receivables Purchase Agreement, dated as of March 26, 2010, by and among Tenneco Automotive RSA Company, the “Purchasers” party thereto, and the Second Lien Agent, as amended, restated, supplemented or otherwise modified as expressly permitted under the Intercreditor Agreement.
          “Second Lien Termination Date” shall mean the date following the termination of the “Commitments” of the “SLOT Purchasers” under and as defined in the Second Lien Receivables Purchase Agreement have terminated pursuant to the terms thereof and all “Aggregate SLOT Unpaids” under and as defined in the Second Lien Receivables Purchase Agreement have been paid in full in cash.
          “Second Lien Transaction Documents” shall mean the Second Lien Receivables Purchase Agreement and all other “Transaction Documents” (as defined in the Second Lien Receivables Purchase Agreement).
          “Seller” has the meaning set forth in the preamble to this Agreement.
          “Seller Parties” has the meaning set forth in the preamble to this Agreement.
          “Servicer” means at any time the Person (which may be the Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.
          “Servicer Reserve” means, on any date, an amount equal to 2% multiplied by the Net Receivables Balance as of the close of business of the Servicer on such date.
          “Servicing Fee” has the meaning set forth in Section 8.6.
          “Settlement Date” means (A) the Business Day following receipt of each Daily Report or Weekly Report (as applicable), (B) each Monthly Payment Date, and (C) the Business Day on which any Recourse Obligation is not paid when due.

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          “Settlement Report” means each Daily Report, Weekly Report or Monthly Report.
          “Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person’s ability to pay as such Indebtedness and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute unreasonably small capital.
          “Specified Change of Control” means the occurrence of one or more of the following events:
     (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Tenneco Automotive to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group“), together with any Affiliates thereof;
     (2) the approval by the holders of Capital Stock of Tenneco Automotive of any plan or proposal for the liquidation or dissolution of Tenneco Automotive;
     (3) any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Tenneco Automotive; or
     (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Tenneco Automotive was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.
          “Stock Lift Agreement” means a Contract that requires the Originator to repurchase existing shelf stock from the applicable Obligor.
          “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

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Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of Seller.
          “Tenneco Automotive” means Tenneco Inc., a Delaware corporation.
          “Tenneco Automotive Entities” means Tenneco Automotive and each of its Subsidiaries and Affiliates other than Seller.
          “Tenneco Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of March 16, 2007 (amending and restating the credit agreement dated as of December 12, 2003 (amending and restating the credit agreement dated as of September 30, 1999)) (as amended, restated, supplemented or otherwise modified from time to time) by and among Tenneco Automotive, the several lenders from time to time parties thereto, JPMorgan Chase Bank as Administrative Agent for the lenders, and the other financial institutions named therein as agents for the lenders.
          “Tenneco Operating” has the meaning set forth in the preamble.
          “Terminating Committed Purchaser” has the meaning set forth in Section 13.6(a).
          “Terminating Tranche” has the meaning set forth in Section 4.3(b).
          “Termination Date” has the meaning set forth in Section 2.2.
          “Termination Percentage” has the meaning set forth in Section 2.2.
          “Tranche Period” means, with respect to any portion of a Purchaser Interest held by a Committed Purchaser:
     (a) if (i) such Committed Purchaser is a Falcon Committed Purchaser or a Liberty Street Committed Purchaser, and Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, a period of one, two, three or six months (or such other period – including but not limited to one or two week(s) — as may be mutually agreeable to the applicable Co-Agent and Seller), commencing on a Business Day selected by Seller or the applicable Agent pursuant to this Agreement and ending on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month or (ii) such Committed Purchaser is a Wells Fargo Committed Purchaser, and Yield for such Purchaser Interest is calculated on the basis of the LIBO Rate, each Accrual Period; or
     (b) if Yield for such Purchaser Interest is calculated on the basis of a Transaction Rate, a period of up to 30 days commencing and ending on a Business Day selected by the Seller and agreed to by the Agent pursuant to this Agreement; or

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     (c) if Yield for such Purchaser Interest is calculated on the basis of the Prime Rate, a period commencing on a Business Day selected by Seller and agreed to by the Agent, provided no such period shall exceed one month.
If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Purchaser Interest which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Tranche Period shall end on the Amortization Date. The duration of each Tranche Period which commences after the Amortization Date shall be of such duration as selected by the Agent.
          “Transaction Documents” means, collectively, this Agreement, each Purchase Notice, each Receivables Sale Agreement, each Collection Account Agreement, the Performance Undertaking, the Fee Letter, the “Subordinated Notes” (as such term is defined in the Receivables Sale Agreements), the Intercreditor Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.
          “Transaction Rate” means a short-term fixed rate per annum quoted from time to time by a Co-Agent upon request of the Seller for Tranche Periods of up to 30 days, which rate shall include a spread over such Co-Agent’s cost of funds of 325 basis points.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
          “Warranty Accrual” means, at any time, the aggregate amount of the accounting reserve or “contra” entries established with respect to the Receivables on any Originator’s books and records in respect of such Originator’s liability in connection with its Warranty Plans.
          “Warranty Plans” means, collectively, the Originators’ various warranty programs.
          “Warranty Reserve” means, at any time, the greater of (i) the product of (a) 1.5 and (b) a fraction, the numerator of which is the average of the Warranty Accruals during each of the three (3) months then most recently ended, and the denominator of which is the average of the cumulative sales of the Originators during each of the three (3) months then most recently ended and (c) the cumulative sales of the Originators during the month most recently ended and (ii) the amount of Warranty Accruals during the month then most recently ended.
          “Weekly Report” means a report in form reasonably acceptable to the Administrative Agent (appropriately completed), furnished by the Servicer to the Agents pursuant to Section 8.5.
          “Weekly Update Date” means the second Business Day following the last day of each week.
          “Wells Fargo” has the meaning set forth in the preamble to this Agreement.

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          “Wells Fargo Co-Agent” has the meaning set forth in the preamble to this Agreement.
          “Wells Fargo Committed Purchasers” has the meaning set forth in the preamble to this Agreement.
          “Wells Fargo Group” means Wells Fargo and the Wells Fargo Committed Purchasers.
          “Wells Fargo Margin” has the meaning set forth in the Fee Letter.
          “Yield” means for each respective Tranche Period relating to any portion of a Purchaser Interest that is held on behalf of the Committed Purchasers, an amount equal to the product of the applicable Discount Rate for each Purchaser Interest multiplied by the Capital of such Purchaser Interest for each day elapsed during such Tranche Period, annualized on a 360 day basis in the case of the LIBO Rate or the Transaction Rate and on a 365 (or, when appropriate, 366) day basis in the case of the Prime Rate.
          All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

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EXHIBIT II
FORM OF PURCHASE NOTICE
[Date]
JPMorgan Chase Bank, N.A., as Falcon Agent
10 South Dearborn, IL1-1729
Asset-Backed Securities
Chicago, Illinois 60603
Attention: Asset-Backed Securities,
Falcon Conduit Administrator
The Bank of Nova Scotia, as Liberty Street Agent
One Liberty Plaza, 24th Floor
New York, NY 10006
Attention: Vilma Pindling
Wells Fargo Bank, N.A.,
as Wells Fargo Agent
6 Concourse Parkway, Suite 1450
Atlanta, GA 30328
Attention: Eero Maki

Re:	PURCHASE NOTICE
Ladies and Gentlemen:
          Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of March 26, 2010, by and among Tenneco Automotive RSA Company, a Delaware corporation (the “Seller“), Tenneco Automotive Operating Company, as Servicer, the Committed Purchasers, Falcon Asset Securitization Company LLC, Liberty Street Funding LLC, The Bank of Nova Scotia, New York Agency, individually and as Liberty Street Agent, Wells Fargo Bank, N.A., individually and as Wells Fargo Agent and JPMorgan Chase Bank, N.A., individually as Falcon Agent and as Administrative Agent (the “Receivables Purchase Agreement“). Capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Purchase Agreement.
          The Agent is hereby notified of the following Incremental Purchase:

Purchase Price (Total):	$

Falcon Group’s Percentage of Purchase Price:	$

Liberty Street Group’s Percentage of Purchase Price:	$

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Wells Fargo Group’s Percentage of Purchase Price:	$

Date of Purchase:

Requested Discount Rate:	[LIBO Rate][Prime Rate][Transaction Rate][Pooled Commercial Paper rate]
          Please credit the Purchase Price in immediately available funds to:
          [Account Name]
          [Account No.]
          [Bank Name & Address]
          [ABA #]
          Reference:
          Telephone advice to: [Name] @ tel. no. (                    )
          Please advise [Name] at telephone no. (                    )                                           if Conduit will not be making this Purchase.
          In connection with the Incremental Purchase to be made on the above listed “Date of Purchase” (the “Purchase Date“), the Seller hereby certifies that the following statements are true on the date hereof, and will be true on the Purchase Date (before and after giving effect to the proposed Incremental Purchase):
               (i) the representations and warranties of the Seller set forth in Section 5.1 of the Receivables Purchase Agreement are true and correct on and as of the Purchase Date as though made on and as of such date;
               (ii) no event has occurred and is continuing, or would result from the proposed Incremental Purchase, that will constitute an Amortization Event or a Potential Amortization Event;
               (iii) the Facility Termination Date has not occurred, the Aggregate Capital does not exceed the Purchase Limit and the aggregate Purchaser Interests do not exceed 100%; and
               (iv) the amount of Aggregate Capital is $                     after giving effect to the Incremental Purchase to be made on the Purchase Date.

Very truly yours, TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation

By:
Name:
Title:

25

EXHIBIT III
PLACES OF BUSINESS OF THE SELLER PARTIES; LOCATIONS OF RECORDS; FEDERAL EMPLOYER IDENTIFICATION
NUMBER(S)
Places of Business and Locations of Records:
A.	Tenneco Operating:
Chief Executive Office 500 North Field Drive Lake Forest, IL 60045

Other Place of Business 1 International Drive Monroe, Michigan 48161
B.	Seller:
Chief Executive Office 500 North Field Drive Lake Forest, IL 60045
Federal Employer Identification Number:

A.	Tenneco Operating:	74-1933558
B.	Seller:	76-0589054
Prior Legal Names (in past 5 years):

A.	Tenneco Operating:	n/a
B.	Seller:	n/a
Trade and Assumed Names:

A.	Tenneco Operating:	EZ Ride or any variation thereof
MAECO or any variation thereof
Monroe or any variation thereof
Walker or any variation thereof
Precision Modular Assembly
Rancho Ind or any variation thereof
Regal Ride or any variation thereof
Tenneco or any variation thereof
NAPA Shocks
DeKoven any variation thereof
Tennessee Gas Pipeline
Dyno Max
NAPA Mufflers

26

NAS-Walker Manufacturing
National Account Sales
Performance Industries Inc.
Perfection and any variation thereof
Thrush and any variation thereof
B.	Seller:	n/a

27

EXHIBIT IV
NAMES OF COLLECTION BANKS; COLLECTION ACCOUNTS
[Intentionally Omitted]

28

EXHIBIT V
FORM OF COMPLIANCE CERTIFICATE
JPMorgan Chase Bank, N.A., as Falcon Agent
The Bank of Nova Scotia, as Liberty Street Agent
Wells Fargo Bank, N.A., as Wells Fargo Agent
          Reference is hereby made to the Third Amended and Restated Receivables Purchase Agreement, dated as of March 26, 2010, by and among Tenneco Automotive RSA Company, a Delaware corporation (the “Seller"), Tenneco Automotive Operating Company, as Servicer, the Committed Purchasers, Falcon Asset Securitization Company LLC, Liberty Street Funding LLC, The Bank of Nova Scotia, New York Agency, individually and as Liberty Street Agent, Wells Fargo Bank, N.A., individually and as Wells Fargo Agent and JPMorgan Chase Bank, N.A., individually as Falcon Agent and as Administrative Agent (the “Agreement"). Capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.
          THE UNDERSIGNED HEREBY CERTIFIES THAT:
          1. I am the duly elected                                of Seller.
          1. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Seller and its Subsidiaries during the accounting period covered by the attached financial statements.
          2. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Potential Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 5 below.]
          3. Schedule I attached hereto sets forth financial data and computations evidencing the compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
          [5. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:]
The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this                 day of                     , 20     .

By:

29

SCHEDULE I TO COMPLIANCE CERTIFICATE
          A. Schedule of Compliance as of                     ,            with Section 9.1(f) of the Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
          This schedule relates to the month ended:

30

EXHIBIT VI
FORM OF COLLECTION ACCOUNT AGREEMENT
[Intentionally Omitted]

31

EXHIBIT VII
FORM OF ASSIGNMENT AGREEMENT
[Intentionally Omitted]

32

EXHIBIT VIII
CREDIT AND COLLECTION POLICY
[Intentionally Omitted]

33

EXHIBIT IX
FORM OF DAILY REPORT
[Intentionally Omitted]

34

EXHIBIT IX
FORM OF MONTHLY REPORT
[Intentionally Omitted]

35

EXHIBIT XI
FORM OF PERFORMANCE UNDERTAKING
FOURTH AMENDED AND RESTATED PERFORMANCE UNDERTAKING
          THIS FOURTH AMENDED AND RESTATED PERFORMANCE UNDERTAKING (this “Undertaking"), dated as of March 26, 2010, is executed by Tenneco Inc., a Delaware corporation (the “Performance Guarantor") in favor of Tenneco Automotive RSA Company, a Delaware corporation (together with its successors and assigns, “Recipient"), and amends and restates in its entirety that certain Third Amended and Restated Performance Undertaking dated as of May 4, 2005 by the Performance Guarantor in favor of the Recipient.
RECITALS
1	Tenneco Automotive Operating Company, a Delaware corporation (“Tenneco Operating"), and Recipient have entered into a Receivables Sale Agreement, dated as of October 31, 2000, and The Pullman Company, a Delaware corporation (“Pullman"), and Recipient have entered into a Receivables Sale Agreement, dated as of December 27, 2000 (each of the foregoing, as amended, restated or otherwise modified from time to time, a “Sale Agreement” and collectively, the “Sale Agreements"), pursuant to which Tenneco Operating or Pullman, as the case may be, is selling and/or contributing its right, title and interest in its accounts receivable to Recipient subject to the terms and conditions contained therein.

2	Performance Guarantor owns, directly or indirectly, one hundred percent (100%) of the capital stock of Tenneco Operating, Pullman and Recipient, and each of Tenneco Operating and Pullman (and, accordingly, Performance Guarantor) is expected to receive substantial direct and indirect benefits from their sale or contribution of receivables to Recipient pursuant to the Sale Agreements (which benefits are hereby acknowledged).

3	As an inducement for Recipient to acquire Pullman’s accounts receivable, and to continue to acquire Tenneco Operating’s accounts receivable, pursuant to the Sale Agreements, Performance Guarantor has agreed to guaranty the due and punctual performance by each of Tenneco Operating and Pullman of its obligations under the applicable Sale Agreement, as well as Tenneco Operating’s Servicing Related Obligations (as hereinafter defined).

4	Performance Guarantor wishes to guaranty the due and punctual performance by (a) Tenneco Operating of its obligations to Recipient under or in respect of the Sale Agreement to which Tenneco Operating is a party and its Servicing Related Obligations (as hereinafter defined), as provided herein, and (b) Pullman of its obligations to Recipient under or in respect of the Sale Agreement to which Pullman is a party.

36

AGREEMENT
          NOW, THEREFORE, Performance Guarantor hereby agrees as follows:
          Section 1. Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the Sale Agreements or the Purchase Agreement (as hereinafter defined). In addition:
          “Guaranteed Obligations” means, collectively: (a) all covenants, agreements, terms, conditions and indemnities to be performed and observed by Tenneco Operating or Pullman under and pursuant to the Sale Agreement to which it is a party and each other document executed and delivered by Tenneco Operating or Pullman pursuant to the Sale Agreement to which it is a party, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by Tenneco Operating or Pullman under the Sale Agreement to which it is a party, whether for fees, expenses (including counsel fees), indemnified amounts or otherwise, whether upon any termination or for any other reason and (b) all obligations of Tenneco Operating (i) as Servicer under (x) the Third Amended and Restated Receivables Purchase Agreement, dated as of March 26, 2010 by and among Recipient, Tenneco Operating, as Servicer, Falcon Asset Securitization Company LLC, Liberty Street Funding LLC, the Committed Purchasers, the Bank of Nova Scotia, New York Agency, as Liberty Street Agent, Wells Fargo Bank, N.A., as Wells Fargo Agent, and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent (as amended, restated or otherwise modified, the “First Lien Purchase Agreement") and (y) the SLOT Receivables Purchase Agreement, dated as of March 26, 2010 by and among Recipient, Tenneco Operating, as Servicer, Wells Fargo Bank, N.A., as Wells Fargo Agent and Second Lien Agent (as amended, restated or otherwise modified, the “Second Lien Purchase Agreement” and, together with the First Lien Purchase Agreement, the “Purchase Agreements”; the Purchase Agreements and the Sale Agreements, collectively, the “Agreements") or (ii) which arise pursuant to Sections 8.2, 8.3 or 14.4(a) of either Purchase Agreement as a result of its termination as Servicer (all such obligations under this clause (b), collectively, the “Servicing Related Obligations").
          Section 2. Guaranty of Performance of Guaranteed Obligations. Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each of Tenneco Operating and Pullman of its Guaranteed Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual performance of all Guaranteed Obligations of each of Tenneco Operating and Pullman under the Agreements to which it is a party and each other document executed and delivered by Tenneco Operating or Pullman pursuant to such Agreements and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by Tenneco Operating or Pullman to Recipient, the Agents, the Second Lien Agent, the Purchasers or the Second Lien Purchasers from any other Person or resort to any collateral security, any balance of any deposit account or credit on the books of Recipient, any Agent, the Second Lien Agent, any Purchaser or any Second Lien Purchaser in favor of Tenneco Operating or Pullman or any other Person or other means of obtaining payment. Should Tenneco Operating or Pullman default in the payment or performance of any of its Guaranteed Obligations, Recipient (or its assigns) may cause the immediate performance by Performance Guarantor of such Guaranteed Obligations and cause any payment Guaranteed Obligations to become forthwith due and payable to Recipient (or its

37

assigns), without demand or notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by Performance Guarantor. Notwithstanding the foregoing, this Undertaking is not a guarantee of the collection of any of the Receivables and Performance Guarantor shall not be responsible for any Guaranteed Obligations to the extent the failure to perform such Guaranteed Obligations by Tenneco Operating or Pullman results from Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; provided that nothing herein shall relieve Tenneco Operating or Pullman from performing in full its Guaranteed Obligations under the Agreements to which it is a party or Performance Guarantor of its undertaking hereunder with respect to the full performance of such duties.
          Section 3. Performance Guarantor’s Further Agreements to Pay. Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to Recipient (and its assigns), forthwith upon demand in funds immediately available to Recipient, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by Recipient in connection with the Guaranteed Obligations, this Undertaking and the enforcement thereof, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 365-, or when appropriate, 366-day year) equal to the Prime Rate plus 2% per annum, such rate of interest changing when and as the Prime Rate changes.
          Section 4. Waivers by Performance Guarantor. Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or its assigns) in reliance on this Undertaking, and any requirement that Recipient (or its assigns) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event, Amortization Event, other default or omission by Tenneco Operating or Pullman or asserting any other rights of Recipient under this Undertaking. Performance Guarantor warrants that it has adequate means to obtain from Tenneco Operating or Pullman, as the case may be, on a continuing basis, information concerning the financial condition of Tenneco Operating or Pullman, as applicable, and that it is not relying on Recipient to provide such information, now or in the future. Performance Guarantor also irrevocably waives all defenses (i) that at any time may be available in respect of the Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral. Recipient (and its assigns) shall be at liberty, without giving notice to or obtaining the assent of Performance Guarantor and without relieving Performance Guarantor of any liability under this Undertaking, to deal with Tenneco Operating and Pullman and with each other party who now is or after the date hereof becomes liable in any manner for any of the Guaranteed Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Guaranteed Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Guaranteed Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any

38

Termination Event, Amortization Event, or default with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof; (e) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Guaranteed Obligations or any part thereof; (f) the application of payments received from any source to the payment of any payment obligations of Tenneco Operating or Pullman or any part thereof or amounts which are not covered by this Undertaking even though Recipient (or its assigns) might lawfully have elected to apply such payments to any part or all of the payment obligations of Tenneco Operating or Pullman or to amounts which are not covered by this Undertaking; (g) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against Tenneco Operating or Pullman in connection herewith or any unrelated transaction; (h) any assignment or transfer of the Guaranteed Obligations or any part thereof; or (i) any failure on the part of Tenneco Operating or Pullman to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (i) of this Section 4.
          Section 5. Unenforceability of Guaranteed Obligations Against Tenneco Operating or Pullman. Notwithstanding (a) any change of ownership of Tenneco Operating or Pullman or the insolvency, bankruptcy or any other change in the legal status of Tenneco Operating or Pullman; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (c) the failure of Tenneco Operating or Pullman or Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Undertaking; or (d) if any of the moneys included in the Guaranteed Obligations have become irrecoverable from Tenneco Operating or Pullman for any other reason other than final payment in full of the payment Guaranteed Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Guaranteed Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of Tenneco Operating or Pullman or for any other reason with respect to Tenneco Operating or Pullman, all such amounts then due and owing with respect to the Guaranteed Obligations under the terms of the Agreements, or any other agreement evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, shall be immediately due and payable by Performance Guarantor.
          Section 6. Representations and Warranties. Performance Guarantor hereby represents and warrants to Recipient that:

39

          (a) Existence and Standing. Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Performance Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.
          (b) Authorization, Execution and Delivery; Binding Effect. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Undertaking has been duly executed and delivered by Performance Guarantor. This Undertaking constitutes the legal, valid and binding obligation of Performance Guarantor enforceable against Performance Guarantor in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
          (c) No Conflict; Government Consent. The execution and delivery by Performance Guarantor of this Undertaking, and the performance of its obligations hereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Performance Guarantor or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.
          (d) Financial Statements. The consolidated financial statements of Performance Guarantor and its consolidated Subsidiaries dated as of December 31, 2009 heretofore delivered to Recipient have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the consolidated financial condition and results of operations of Performance Guarantor and its consolidated Subsidiaries as of such dates and for the periods ended on such dates. Since the later of (i) December 31, 2009 and (ii) the last time this representation was made or deemed made, no event has occurred which would or could reasonably be expected to have a Material Adverse Effect.
          (e) Taxes. Performance Guarantor has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Performance Guarantor or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No federal or state tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Performance Guarantor in respect of any taxes or other governmental charges are adequate.

40

          (f) Litigation and Contingent Obligations. Except as disclosed in the filings made by Performance Guarantor with the Securities and Exchange Commission, there are no actions, suits or proceedings pending or, to the best of Performance Guarantor’s knowledge threatened against or affecting Performance Guarantor or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a material adverse effect on (i) the business, properties, condition (financial or otherwise) or results of operations of Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of Performance Guarantor to perform its obligations under this Undertaking, or (iii) the validity or enforceability of any of this Undertaking or the rights or remedies of Recipient hereunder. Performance Guarantor does not have any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 6(d).
          Section 7. Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Guaranteed Obligations are paid in full Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient, any Agent, the Second Lien Agent, any Purchaser or any Second Lien Purchaser against Tenneco Operating or Pullman, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the United States Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient, the Agents, the Second Lien Agent, the Purchasers and the Second Lien Purchasers against Tenneco Operating or Pullman and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the United States Bankruptcy Code) which Performance Guarantor might now have or hereafter acquire against Tenneco Operating or Pullman that arise from the existence or performance of Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against Tenneco Operating or Pullman in respect of any liability of Performance Guarantor to Tenneco Operating or Pullman and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient, the Agents, the Second Lien Agent, the Purchasers or the Second Lien Purchasers. The payment of any amounts due with respect to any indebtedness of Tenneco Operating or Pullman now or hereafter owed to Performance Guarantor is hereby subordinated to the prior payment in full of all of the Guaranteed Obligations. Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Guaranteed Obligations, Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of Tenneco Operating or Pullman to Performance Guarantor until all of the Guaranteed Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any Guaranteed Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by Performance Guarantor as trustee for Recipient (and its assigns) and be paid over to Recipient (or its assigns) on account of the Guaranteed Obligations without affecting in any manner the liability of Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient under any separate subordination agreement which Recipient may at any time and from time to time enter into with Performance Guarantor.
          Section 8. Termination of Performance Undertaking. Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are

41

finally paid and satisfied in full and the Purchase Agreement is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Tenneco Operating or Pullman or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient (or its assigns) is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.
          Section 9. Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of Tenneco Operating or Pullman and the commencement of any case or proceeding by or against Tenneco Operating or Pullman under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code with respect to Tenneco Operating or Pullman or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Tenneco Operating or Pullman is subject shall postpone the obligations of Performance Guarantor under this Undertaking.
          Section 10. Setoff. Regardless of the other means of obtaining payment of any of the Guaranteed Obligations, Recipient (and its assigns) is hereby authorized at any time and from time to time, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor) and to the fullest extent permitted by law, to set off and apply any deposits and other sums against the obligations of Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.
          Section 11. Taxes. All payments to be made by Performance Guarantor hereunder shall be made free and clear of any deduction or withholding. If Performance Guarantor is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Recipient receive a net sum equal to the sum which they would have received had no deduction or withholding been made.
          Section 12. Further Assurances. Performance Guarantor agrees that it will from time to time, at the request of Recipient (or its assigns), provide information relating to the business and affairs of Performance Guarantor as Recipient may reasonably request. Performance Guarantor also agrees to do all such things and execute all such documents as Recipient (or its assigns) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve the rights and powers of Recipient hereunder.
          Section 13. Successors and Assigns. This Performance Undertaking shall be binding upon Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of and be enforceable by Recipient and its successors and assigns. Performance

42

Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of each of Recipient and the Agents. Without limiting the generality of the foregoing sentence, Recipient may assign or otherwise transfer the Agreements, any other documents executed in connection therewith or delivered thereunder or any other agreement or note held by them evidencing, securing or otherwise executed in connection with the Guaranteed Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Beneficiaries herein.
          Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Agents and Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
          Section 15. Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to the other. Each such notice or other communication shall be effective (1) if given by telecopy, upon the receipt thereof, (2) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (3) if given by any other means, when received at the address specified in this Section 15.
          Section 16. GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
          Section 17. CONSENT TO JURISDICTION. EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF PROVIDER AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
          Section 18. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all

43

outstanding senior Indebtedness of each Conduit, it will not institute against, or join any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
          Section 19. Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Guaranteed Obligations. The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking.
<signature page follows>

44

          IN WITNESS WHEREOF, Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

TENNECO INC., a Delaware corporation
By:
Name:
Title:

Address for Notices:

500 North Field Drive
Lake Forest, IL 60045

Attention:	John E. Kunz
Phone:	(847) 482-5163
Fax:	(847) 482-5125

45

EXHIBIT XII
FORM OF INTERCREDITOR AGREEMENT
[Intentionally Omitted]

46

SCHEDULE A
COMMITMENTS OF COMMITTED PURCHASERS

Group	Committed Purchaser	Commitment
Falcon Group	JPMorgan Chase Bank, N.A.	$57,120,000
Liberty Street Group	The Bank of Nova Scotia, New York Agency	$44,880,000
Wells Fargo Group	Wells Fargo Bank, N.A.	$10,000,000

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SCHEDULE B
DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT
ON OR PRIOR TO THE EFFECTIVENESS OF THE THIRD AMENDED AND
RESTATED PURCHASE AGREEMENT
1.	Omnibus Amendment No. 4 to Receivables Sale Agreements, dated as of March 26, 2010 among Tenneco Automotive Operating Company Inc. (“Tenneco Operating”), The Pullman Company (“Pullman”) and Tenneco Automotive RSA Company, as seller (“TARC”).

2.	Third Amended and Restated Receivables Purchase Agreement, dated as of March 26, 2010 (the “Purchase Agreement”), TARC, Tenneco Operating, as servicer, Falcon Asset Securitization Company LLC, Liberty Street Funding LLC, the Committed Purchasers party thereto, The Bank of Nova Scotia, New York Agency, as Liberty Street Agent, Wells Fargo Bank, N.A., as Wells Fargo Agent and JPMorgan Chase Bank, N.A., as Falcon Agent and Administrative Agent.

3.	Tenth Amended and Restated Fee Letter, dated as of March 26, 2010, among the Agents and TARC.

4.	Fourth Amended and Restated Performance Undertaking by Tenneco Inc. in favor of the Seller, dated as of March 26, 2010.

5.	SLOT Receivables Purchase Agreement, dated as of March 26, 2010 among TARC, as seller, Tenneco Operating, as servicer and Wells Fargo Bank, N.A., individually and as SLOT Agent.

6.	Intercreditor Agreement, dated as of March 26, 2010 among TARC, Tenneco Operating, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A.

7.	Certificate of a Secretary or Assistant Secretary of TARC certifying as to (i) an attached copy of resolutions adopted by the board of directors of TARC approving the delivery and performance of the documents described in items 1-4, 5 and 6 above, (ii) an attached copy of TARC’s Articles of Incorporation, (iii) an attached copy of TARC’s By-Laws, (iv) attached recent certificates of good standing from the Secretaries of State of the States of Illinois and Delaware regarding TARC and (v) the names, title and specimen signatures of TARC’s officers authorized to execute and deliver the documents described in items 1-4, 5 and 6 above.

8.	Certificate of a Secretary or Assistant Secretary of Tenneco Operating certifying as to (i) an attached copy of resolutions adopted by the board of directors of Tenneco Operating approving the delivery and performance of documents described in items 1, 2, 5 and 6 above, (ii) an attached copy of Tenneco Operating’s Articles of Incorporation, (iii) an attached copy of Tenneco Operating’s By-Laws, (iv) attached recent certificates of good standing from the Secretaries of State of the States of Illinois and Delaware regarding

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Tenneco Operating and (v) the names, title and specimen signatures of Tenneco Operating’s officers authorized to execute and deliver the documents described in items 1, 2, 5 and 6 above.

9.	Certificate of a Secretary or Assistant Secretary of Pullman certifying as to (i) an attached copy of resolutions adopted by the board of directors of Pullman approving the delivery and performance of the document described in item 1 above, (ii) an attached copy of Pullman’s Articles of Incorporation, (iii) an attached copy of Pullman’s By-Laws, (iv) attached recent certificates of good standing from the Secretaries of State of the States of Illinois and Delaware regarding Pullman and (v) the names, title and specimen signatures of Pullman’s officers authorized to execute and deliver the document described in item 1 above.

10.	Certificate of a Secretary or Assistant Secretary of Tenneco Automotive certifying as to (i) an attached copy of resolutions adopted by the board of directors of Tenneco Automotive approving the delivery and performance of the Fourth Amended and Restated Performance Undertaking, (ii) an attached copy of Tenneco Automotive’s Articles of Incorporation, (iii) an attached copy of Tenneco Automotive’s By-Laws, (iv) attached recent certificates of good standing from the Secretary of State of the State of Delaware regarding Tenneco Automotive and (v) the names, title and specimen signatures of Tenneco Automotive’s officers authorized to execute and deliver the Fourth Amended and Restated Performance Undertaking.

11.	Certificate of TARC certifying as of March 26, 2010 (i) that no Amortization Event or Potential Amortization Event has occurred and is continuing under the Purchase Agreement and (ii) the accuracy of all representations and warranties made by TARC under the Purchase Agreement.

12.	UCC, federal and state tax lien, and pending suit and judgment searches against TARC.

13.	Opinion of Mayer Brown regarding enforceability with respect to the documents described in items 1-6 above.

14.	Opinion of in-house counsel regarding certain corporate matters.

15.	Monthly Report as of February 28, 2010.

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